                                                                    EXHIBIT 10.8

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                           FIRST AMENDED AND RESTATED
                                CREDIT AGREEMENT

                                     AMONG

                          SPORTRACK INTERNATIONAL INC.
                                (AS "BORROWER")

                                    - AND -

                         FIRST CHICAGO NBD BANK, CANADA
                                  (AS "AGENT")

                                    - AND -

                        FIRST CHICAGO NBD BANK, CANADA,

                     THE CHASE MANHATTAN BANK OF CANADA AND

                            THE BANK OF NOVA SCOTIA
                                 (AS "LENDERS")


                    DATED AS OF THE 19TH DAY OF MARCH, 1998


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                               TABLE OF CONTENTS


                                                                                              PAGE
ARTICLE 1 INTERPRETATION....................................................................    2

  1.1             Defined Terms.............................................................    2
  1.2             Interpretation............................................................   15
  1.3             Ancillary Agreements......................................................   16
  1.4             Severability..............................................................   16
  1.5             Entire Agreement..........................................................   16
  1.6             Waiver....................................................................   16
  1.7             Governing Law.............................................................   17
  1.8             Incorporation of Schedules and Exhibits...................................   17
  1.9             Conflicts.................................................................   17
  1.10            Language..................................................................   17

ARTICLE 2 CREDIT FACILITIES.................................................................   18

  2.1             Revolving Facility and Term Facility......................................   18
  2.2             Commitments and Facility Limits...........................................   18
  2.3             Available Accommodations..................................................   19
  2.4             Use of Proceeds...........................................................   19
  2.5             Mandatory Repayments......................................................   19
  2.6             Mandatory Prepayments and Payments........................................   20
  2.7             Additional Prepayments and Reductions.....................................   21
  2.8             Evidence of Indebtedness..................................................   21
  2.9             Facility Ratios...........................................................   21
  2.10            Allocation of Fees and Expenses...........................................   22

ARTICLE 3 LOAN ADVANCES.....................................................................   22

  3.1             The Advances..............................................................   22
  3.2             Procedure for Borrowing...................................................   25
  3.3             Interest on Advances......................................................   25
  3.4             Conversions and Elections Regarding Types of Advances and
                  Interest Rates............................................................   26
  3.5             Conversions of Floating Rate Advances to Bankers' Acceptances
                  or BA Equivalent Notes....................................................   27
  3.6             Circumstances Requiring US Base Rate or Floating Rate Pricing.............   27

ARTICLE 4 BANKERS' ACCEPTANCES..............................................................   30

  4.1             Acceptances and BA Equivalent Notes.......................................   30
  4.2             Procedure for Drawing.....................................................   30
  4.3             Amount and Term...........................................................   30

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
  4.4             Completion of Drafts......................................................   31
  4.5             Making of Accommodations..................................................   31
  4.6             Reimbursement at Contract Maturity Date...................................   31
  4.7             Renewal or Conversion of Bankers' Acceptances.............................   32
  4.8             Waiver....................................................................   32
  4.9             Obligations Absolute......................................................   32
  4.10            Prepayments...............................................................   33
  4.11            Circumstances Making Bankers' Acceptances Unavailable.....................   33
  4.12            Presigned Draft Forms.....................................................   33
  4.13            Schedule 2 Reference Lenders..............................................   33

ARTICLE 5 CONDITIONS OF LENDING.............................................................   34

  5.1            Conditions Precedent to Further Accommodations Under
                 Revolving Facility and Term Facility .......................................  34
  5.2            Conditions of all Accommodations...........................................   37
  5.3            Condition Precedent to Initial Accommodation under the
                 Revolving Facility.........................................................   37

ARTICLE 6 REPRESENTATIONS AND WARRANTIES....................................................   37

  6.1            Representations and Warranties.............................................   37
  6.2            Survival of Representations and Warranties.................................   41
  6.3            No Representations by Lenders..............................................   41

ARTICLE 7 COVENANTS OF THE BORROWER.........................................................   41

  7.1            Affirmative Covenants......................................................   41

ARTICLE 8 SECURITY..........................................................................   44

  8.1            Guarantees.................................................................   44
  8.2            Security...................................................................   44
  8.3            Registrations..............................................................   44

ARTICLE 9 EVENTS OF DEFAULT.................................................................   45

  9.1            Events of Default..........................................................   45
  9.2            Expense of Agent...........................................................   47
  9.3            Right to Confirm and Set-off...............................................   47
  9.4            Remedies Cumulative........................................................   47


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
ARTICLE 10 PAYMENTS, COMPUTATIONS AND INDEMNITIES...........................................   47

  10.1           Timing of Payments under this Agreement, etc...............................   47
  10.2           Payments on Non-Business Days..............................................   48
  10.3           Overdue Amounts............................................................   48
  10.4           Application of Proceeds....................................................   48
  10.5           Computations of Interest and Fees..........................................   49
  10.6           Judgment Currency..........................................................   50
  10.7           Costs and Expenses.........................................................   50
  10.8           Indemnity for Change in Circumstances......................................   51
  10.9           Indemnity Relating to Accommodations.......................................   52
  10.10          Indemnity for Transactional and Environmental Liability....................   53
  10.11          Survival of Indemnities: Contribution......................................   54

ARTICLE 11 GENERAL PROVISIONS...............................................................   54

  11.1           Notices....................................................................   54
  11.2           Time of the Essence........................................................   55
  11.3           Third Party Beneficiaries..................................................   55
  11.4           Enurement..................................................................   55
  11.5           Counterparts...............................................................   55
  11.6           Knowledge..................................................................   55
  11.7           Assignment.................................................................   56
  11.8           Non-Merger.................................................................   56
  11.9           Certificates and Opinions..................................................   56
  11.10          Amendment..................................................................   56
  11.11          Agent's and Lenders' Confidentiality Obligations...........................   56

ARTICLE 12 THE AGENT........................................................................   57

  12.1           Appointment and Authorization of Agent.....................................   57
  12.2           Interest Holders...........................................................   57
  12.3           Consultation with Counsel..................................................   57
  12.4           Documents..................................................................   57
  12.5           Agent as Lender............................................................   57
  12.6           Responsibility of Agent....................................................   58
  12.7           Action by Agent............................................................   58
  12.8           Notice of Events of Default................................................   58
  12.9           Benefit of Article 12......................................................   58
  12.10          Responsibility Disclaimed..................................................   59
  12.11          Indemnification............................................................   59
  12.12          Credit Decision............................................................   59
  12.13          Successor Agent............................................................   59
  12.14          Delegation by Agent........................................................   60
  12.15          Waivers and Amendments.....................................................   60
  12.16          Determination by Agent Conclusive and Binding..............................   61
  12.17          Remittance of Payments.....................................................   61
  12.18          Redistribution of Set-Off Payment..........................................   61

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                                    - 4 -


  12.19          Redistribution of Payment Under Security...................................   62
  12.20          Distribution of Notices....................................................   63
  12.21          Dealings Between Borrower and Agent........................................   63
  12.22          Appointment of NBD Bank....................................................   63


                           FIRST AMENDED AND RESTATED
                                CREDIT AGREEMENT


      DATED as of the 19th day of March, 1998


A M O N G:

                                    SPORTRACK INTERNATIONAL INC.

                                    (as "BORROWER")


                                    - and -


                                    FIRST CHICAGO NBD BANK, CANADA

                                    (as "AGENT")


                                    - and -


                                    FIRST CHICAGO NBD BANK, CANADA, THE CHASE
                                    MANHATTAN BANK OF CANADA AND THE BANK OF
                                    NOVA SCOTIA

                                    (as "LENDERS")


     WHEREAS the Borrower, the Agent and certain of the Lenders have entered into and executed a Credit Agreement, dated as of July 2, 1997, as amended by that certain First Amending Agreement thereto, dated as of September 24, 1997 (collectively, the "EXISTING CREDIT AGREEMENT");

     AND WHEREAS the Borrower has requested that the Agent and the Lenders amend the Existing Credit Agreement in accordance with the terms hereof.


NOW, THEREFORE, THE BORROWER, THE AGENT AND THE LENDERS AGREE THAT THE EXISTING CREDIT AGREEMENT IS HEREBY AMENDED AND RESTATED IN ITS ENTIRETY AS SET FORTH HEREIN, WITHOUT NOVATION.

                                   ARTICLE 1

                                 INTERPRETATION

1.1 DEFINED TERMS. In this Agreement, the following terms shall have the following meanings:

     "ACCOMMODATION" means (i) an Advance made by the Lenders, or any one or more of them, on the occasion of any Borrowing and (ii) a Bankers' Acceptance created or a BA Equivalent Note purchased by a Lender on the occasion of any Drawing.

     "ACCOMMODATION NOTICE" means a Borrowing Notice or a Drawing Notice.

     "ACCOUNTS" means, with respect to any Person, all accounts receivable, Claims (including Claims relating to insurance policies and Refundable Taxes), monies and book debts, on account or in respect of any Disposition of any Inventory, at any time due, owed or owing to such Person (including by any Affiliate of such Person), and all Liens, instruments, chattel paper, securities, bills, notes and other documents in respect of any such accounts receivable, Claims, monies or book debts.

     "ACQUISITION" means the purchase by the Borrower of certain assets from Bell Sports Canada Inc. pursuant to that certain asset purchase agreement, dated as of July 2, 1997, between the Borrower and Bell Sports Canada Inc.

     "ADVANCES" means advances made by the Lenders, or any one or more of them, under this Agreement and "ADVANCE" means any one of such Advances. A Canadian Dollar Advance may be designated a "FLOATING RATE ADVANCE" and a US Dollar Advance may be designated a "LIBOR ADVANCE" or a "US BASE RATE ADVANCE".

     "AFFECTED LENDER" has the meaning specified in SECTION 10.8(2).

     "AFFILIATE" shall have the meaning ascribed thereto in the Amended and Restated Credit Agreement.

     "AGENT" means First Chicago NBD Bank, Canada, in its capacity as administrative agent for the Lenders, its successors and permitted assigns.

     "AGREEMENT" means this first amended and restated credit agreement and all schedules and exhibits hereto, as the same may be amended, supplemented or restated from time to time.

     "AGREEING LENDER" has the meaning specified in SECTION 3.6(2).

     "AMENDED AND RESTATED CREDIT AGREEMENT" means that certain second amended and restated credit agreement, dated as of August 5, 1997, among Holdings, SportRack, Valley Industries, LLC, Brink International BV, Brink BV, the other Borrowing Subsidiaries (as defined therein), the financial institutions from time to time party thereto, as lenders, as well as NBD Bank and The Chase Manhattan Bank, as amended by (i) that certain amendment No. 1 thereto, dated as of September 5, 1997, by (ii) that certain amendment No. 2 thereto, dated as of September 24, 1997 and by (iii) that certain amendment No. 3 thereto, dated as of

December 29, 1997 and as such agreement may be further amended, modified or otherwise supplemented form time to time.

     "ANCILLARY AGREEMENTS" means all Drafts, Bankers' Acceptances, BA Equivalent Notes, Guarantees, Security Documents, Fee Agreements and other agreements, certificates and instruments delivered or given pursuant to or in connection with this Agreement, in each case as the same may be amended, supplemented or restated from time to time; and "ANCILLARY AGREEMENT" means any one of such Drafts, Bankers' Acceptances, BA Equivalent Notes, Guarantees, Security Documents, Fee Agreements and other agreements, certificates or instruments.

     "ASSENTING LENDER" has the meaning specified in SECTION 10.8(2).

     "ASSUMPTION AGREEMENT" means an agreement substantially in the form attached as SCHEDULE 8.

     "AUTHORIZATION" means, with respect to any Person, any authorization, order, permit, approval, grant, license, written consent, right, franchise, privilege, certificate, judgment, writ, injunction, award, determination, direction, decree, by-law, rule or regulation of any Governmental Entity having jurisdiction over such Person.

     "BA DISCOUNT PROCEEDS" means, in respect of any Bankers' Acceptance or BA Equivalent Note, an amount calculated on the applicable Drawing Date which is the result (rounded to the nearest full cent, with one-half of one cent being rounded up) obtained by dividing the Face Amount of such Bankers' Acceptance or BA Equivalent Note by the sum of one plus the product of (i) the BA Discount Rate applicable thereto expressed as a decimal fraction and (ii) a decimal fraction, the numerator of which is the number of days to elapse from and including the Drawing Date of such Bankers' Acceptance or BA Equivalent Note up to but excluding the maturity date thereof and the denominator of which is 365, which product will be rounded to the nearest multiple of 0.0001.

     "BA DISCOUNT RATE" means either (i) with respect to any Bankers' Acceptance accepted by a Schedule 1 BA Lender, the rate determined by the Agent as being the arithmetic average (rounded up to the nearest 0.01%) of the discount rates, calculated on the basis of a year of 365 days and determined in accordance with normal market practice at or about 10:00 a.m. (Montreal time) on the applicable Drawing Date, for bankers' acceptances of the Schedule 1 Reference Lenders having a comparable face amount and identical maturity date to the Face Amount and maturity date of such Bankers' Acceptance accepted by a
Schedule 1 BA Lender, (ii) with respect to any Bankers' Acceptance accepted by a Schedule 2 BA Lender, the rate determined by the Agent as being the arithmetic average (rounded up to the nearest 0.01%) of the discount rates, calculated on the basis of a year of 365 days and determined in accordance with normal market practice at or about 10:00 a.m. (Montreal time) on the applicable Drawing Date, for bankers' acceptances of the Schedule 2 Reference Lenders having a comparable face amount and identical maturity date to the Face Amount and maturity date of such Bankers' Acceptance accepted by a Schedule 2 BA Lender, or (iii) with respect to any BA Equivalent Note, the rate determined in
(i).

     "BA EQUIVALENT NOTE" means, on any date, a notional bankers' acceptance issued by the Borrower in favour of any Non-BA Lender evidenced by the account records maintained by the Agent.

     "BA LENDER" means each Lender which is not a Non-BA Lender.

     "BANKERS' ACCEPTANCE" has the meaning specified in SECTION 4.1.

     "BORROWER" means SportRack International Inc. (formerly known as Advanced Accessory Systems Canada Inc./Les Systemes d'Accessoire Advanced Canada Inc.), its successors and permitted assigns.

     "BORROWER'S CANADIAN DOLLAR ACCOUNT" means the Canadian Dollar account maintained by the Borrower at the Canadian Account Branch, the particulars of which shall have been notified by the Borrower to the Agent.

     "BORROWER'S US DOLLAR ACCOUNT" means the US Dollar account maintained by the Borrower at the Canadian Account Branch, the particulars of which shall have been notified by the Borrower to the Agent.

     "BORROWING" means a borrowing consisting of one or more Advances.

     "BORROWING NOTICE" has the meaning specified in SECTION 3.2.

     "BUSINESS" means the business acquired from Bell Sports Canada Inc. and from Nomadic Sports Inc. and henceforth carried on by the Borrower and its Subsidiaries in respect of the designing, engineering, manufacturing, marketing, selling and distributing of automotive roof rack systems and vehicular accessories (such as bike racks, ski racks and surfboard carriers) and rear carriers and shuttles and related rear carriers and shuttle systems as well as all ancillary or related activities and businesses of the Borrower and its Subsidiaries.

     "BUSINESS DAY" means any day of the year on which banks are open for business in Montreal, Quebec, Toronto, Ontario and New York City, New York and, where used in the context of a LIBOR Advance, such day is also a day on which dealings are carried on in the London interbank market.

     "CANADIAN ACCOUNT BRANCH" means the branch bank of the Agent in Toronto, Ontario at which the Borrower maintains the Borrower's Canadian Dollar Account and the Borrower's US Dollar Account from time to time.

     "CANADIAN DOLLARS", "CDN. $" AND "$" each mean lawful money of Canada.

     "CAPITAL STOCK" means, with respect to any Person, any and all shares, interests, participations or other equivalents of or interests in (however designated) the equity interest (including common shares, preferred shares and partnership interests) of such Person and any rights (other than debt securities convertible into an equity interest), warrants or options to subscribe for or acquire an equity interest in such Person.

     "CHANGE OF CONTROL" means, with respect to the Borrower, the purchase or acquisition, by any Person (other than Holdings or any of its Subsidiaries), or any other Person acting jointly or in concert with such Person directly or indirectly, legally or beneficially, of shares in the capital stock of the Borrower, having ordinary voting power to elect a majority of the board of directors of the Borrower, or persons performing similar functions.

     "CLAIM" means any claim of any nature whatsoever, including any demand, dispute, liability, obligation, debt, action, cause of action, suit, proceeding, litigation, arbitration, judgment, order, award, assessment and reassessment, and any formal inquiry reasonably likely in the opinion of the Borrower to result in any of the foregoing.

     "CLOSING" means the date on which the initial Accommodation was made under the Term Facility pursuant to the terms and conditions of the Existing Credit Agreement.

     "COLLATERAL" means (i) all Accounts and Inventory; (ii) all Property (including all books, records, lists, correspondence, papers, data, choses in action, warehouse receipts, bills of lading, licenses, permits, franchises, leases, goodwill, instruments, chattel paper, documents of title, intangibles, contracts, purchase orders and proceeds) relating to any Accounts or Inventory;
(iii) all bank or other deposit accounts; (iv) all certificates of deposit and other deposit instruments purchased with the proceeds of Dispositions of Accounts, Inventory or such certificates of deposit or other deposit instruments, (v) all Intellectual Property relating to Inventory; (vi) all insurance policies in respect of the loss or destruction of Inventory; and
(vii) all increases, additions and accessions to and all substitutions, replacements and proceeds of any of the foregoing; in each case, present and future, of the Borrower.

     "COMMITMENTS" means the Revolving Facility Aggregate Commitment and the Term Facility Aggregate Commitment; and "Commitment" means any one of such Commitments.

     "CONSOLIDATED SUBSIDIARY" means, at any time, in respect of any Person, any other Person the accounts of which are or should, in accordance with GAAP, be consolidated with those of such first-mentioned Person in its consolidated financial statements at such time.

     "CONTRIBUTING LENDER" has the meaning specified in SECTION 3.1(2)(A).

     "CREDIT DOCUMENTS" means this Agreement and the Ancillary Agreements; and "CREDIT DOCUMENT" means any one of such Credit Documents.

     "CREDIT FACILITIES" means, collectively, the Revolving Facility and the Term Facility; and "CREDIT FACILITY" means either one of the Credit Facilities.

     "DEFAULT" means an event, condition or circumstance which, with the giving of notice or passage of time, or both, would constitute an Event of Default.

     "DEFAULTING LENDER" has the meaning specified in SECTION 3.1(2)(A).

     "DEPOSITARY" means any depositary, bailee or warehouseperson of any of the Collateral.

     "DEPOSITARY'S LETTER" means a letter substantially in the form attached as
SCHEDULE 10.

      "DETERMINING LENDER" has the meaning specified in SECTION 3.6(1).

     "DISPOSITION" means, with respect to any Property of any Person, any direct or indirect sale, lease (where such Person is the lessor of such Property), transfer (including any transfer of title or possession), exchange, conveyance, release, abandonment expropriation, requisition of title, seizure, condemnation, forfeiture, actual or constructive, total loss or agreed or compromised loss or other disposition, including by means of a reorganization, consolidation, amalgamation or merger ; and "DISPOSE" and "DISPOSED" have meanings correlative thereto.

     "DRAFT" means, at any time, a blank bill of exchange within the meaning of the Bills of Exchange Act (Canada) drawn by the Borrower on a BA Lender in the form supplied by such BA Lender and bearing such distinguishing letters and numbers as such BA Lender may determine, but which at such time, except as otherwise provided herein, has not been completed or accepted by such BA Lender.

     "DRAWING" means the creation of Bankers' Acceptances or purchase of BA Equivalent Notes by the Lenders.

     "DRAWING DATE" means any Business Day fixed pursuant to SECTION 4.2 for a Drawing.

     "DRAWING FEE" means, with respect to each Draft or BA Equivalent Note drawn by the Borrower hereunder and accepted (or, in the case of a BA Equivalent Note, purchased) by a Lender on any Drawing Date, an amount equal to the Variable Percentage applicable to Bankers' Acceptances or BA Equivalent Notes, as the case may be, on such date, multiplied by the Face Amount of such Draft or BA Equivalent Note, calculated daily on the basis of the term to maturity of such Draft or BA Equivalent Note and a year of 365 days.

     "DRAWING FEE ADJUSTMENT" shall mean, with respect to any Bankers' Acceptance accepted or BA Equivalent Note purchased hereunder, a positive or negative amount equal to (i) the Drawing Fee paid by the Borrower with respect to such Bankers' Acceptance or BA Equivalent Note, minus (ii) the sum of the amounts, each of which is an amount equal to the Variable Percentage applicable to such Bankers' Acceptance or BA Equivalent Note on each day during the term thereof multiplied by the Face Amount thereof, and divided by 365 days. If the aforesaid calculation results in a negative amount such negative amount shall be deemed to be an additional Drawing Fee payable hereunder by the Borrower on account of the Drawing of such Bankers' Acceptance or BA Equivalent Note.

     "DRAWING NOTICE" has the meaning specified in SECTION 4.2.

     "ELECTION NOTICE" has the meaning specified in SECTION 3.4(2).

     "ELIGIBLE ASSIGNEE" means (i) a commercial bank organized under the laws of Canada, and having total assets in excess of $1,000,000,000; (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development ("OECD"), or a political subdivision of any such country , and having total assets in excess of $3,000,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is a member of the OECD; (iii) the central bank of any country which is a member of the OECD; and (iv) any other financial institution approved in writing by the Borrower and the Agent as an Eligible Assignee for the purposes of this Agreement; provided that the Borrower's approval shall not be unreasonably withheld. Without limitation to the foregoing, the Borrower may withhold its consent of any such other financial institution if the proposed assignment of any portion of any Lender's rights and obligations under this Agreement to such other financial institution would materially increase the amount of Taxes required to be deducted by the Borrower from or in respect of any sum payable under the Credit Documents or would materially increase the cost to the Borrower of obtaining Accommodations (determined as of the date on which such other financial institution is proposed to become a Lender hereunder).

     "ENVIRONMENT" means all components of the earth, including, without limitation, air (and all layers of the atmosphere), land (and all surface and subsurface soil, underground spaces and cavities and all land submerged under water) and water (and all surface and underground water), organic and inorganic matter and living organisms, and the interacting natural systems that include components referred to above in this definition of "ENVIRONMENT".

     "ENVIRONMENTAL LAWS" means all applicable Laws relating to the Environment, Hazardous Substances, pollution or protection of the Environment, including Laws relating to: (i) on site or off-site contamination; (ii) chemical substances or products; (iii) Releases of pollutants, contaminants, chemicals or other industrial, toxic or radioactive substances or Hazardous Substances into the Environment; and (iv) the manufacture, processing, distribution, use, treatment, storage, transport, packaging, labeling, sale, recycling, disposal, destruction, incineration, burial or handling of Hazardous Substances.

     "ENVIRONMENTAL LIABILITIES AND COSTS" means all Losses and Claims, whether known or unknown, present or future, imposed by, under or pursuant to any Environmental Laws applicable to the Borrower or any of its Subsidiaries or resulting from any Environmental Order and all reasonable fees, disbursements and expenses of counsel and experts, including Losses and Claims based on or arising out of: (i) the ownership or operation of the Business or any Real Estate or Leasehold Real Estate either related to the Business or owned, leased or operated by the Borrower or any of its Subsidiaries; (ii) the conditions on, under or above any Real Estate or Leasehold Real Estate, currently or previously owned, leased or operated by the Borrower or any of its Subsidiaries; (iii) expenditures necessary to cause the operations of the Business, Real Estate or Leasehold Real Estate either related to the Business or owned, leased or operated by the Borrower or any of its Subsidiaries to comply with any and all requirements pursuant to any applicable Environmental Laws or Environmental Orders; (iv) the use, generation, manufacture, refining, treatment, transportation, storage, handling, recycling, disposal, depositing, transferring, producing or processing of Hazardous Substances; and (v) liability for personal injury or property damage, including damages assessed for the maintenance of a public or private nuisance.

     "ENVIRONMENTAL NOTICE" means any written Claim, citation, directive, statement of claim, notice of investigation, notice of default, letter or other written communication from any Person given in connection with any actual or alleged violation of any applicable Environmental Law or Environmental Order.

     "ENVIRONMENTAL ORDER" means any final and binding (or, if not final and binding, any executory (notwithstanding the institution of an appeal or the filing of an application for review)) order, citation, summons, suit, action or judgment issued or given by any competent court or any Governmental Entity pursuant to any violation of Environmental Laws, caused by the activities, acts or omissions of the Borrower or any of its Subsidiaries.

     "ENVIRONMENTAL PERMITS" means all permits, certificates, approvals, registrations and licenses issued by any Governmental Entity to the Borrower, its Subsidiaries or to the Business pursuant to Environmental Laws and relating to or required for the operation of the Business or the use or ownership of the Real Estate, Leasehold Real Estate or other Property of the Borrower or its Subsidiaries.

     "EQUIVALENT CDN. $ AMOUNT" means, on any day with respect to any amount in any currency other than Canadian Dollars, the equivalent amount of Canadian Dollars determined by using the quoted spot rate at which the Agent at its head or principal office in Toronto offers to provide Canadian Dollars in exchange for such other currency, at 12:00 noon (Montreal time) on such day.

     "EQUIVALENT US $ AMOUNT" means, on any day with respect to any amount of Canadian Dollars, the equivalent amount of US Dollars determined by using the quoted spot rate at which the Agent at its head or principal office in Toronto offers to provide US Dollars in exchange for Canadian Dollars at 12:00 noon (Montreal time) on such day.

     "EVENT OF DEFAULT" has the meaning specified in SECTION 9.1.

     "FACE AMOUNT" means, in respect of a Bankers' Acceptance or BA Equivalent Note, the amount payable to the holder thereof at its maturity.

     "FEE AGREEMENTS" means (i) the provisions of this Agreement relating to Fees; and (ii) all agreements entered into after the date of this Agreement between the Agent and the Borrower relating to Fees.

     "FEES" means any and all fees payable by the Borrower in connection with the Credit Facilities.

     "FINANCIAL QUARTER" means, in relation to the Borrower and its Consolidated Subsidiaries, each successive period of three consecutive months, the first such period beginning on the first day of the first month of the Borrower's Financial Year.

     "FINANCIAL YEAR" means, in relation to the Borrower and its Consolidated Subsidiaries, the Borrower's financial year commencing on January of each calendar year and ending on December 31 of such calendar year.

     "FLOATING RATE" means, for any particular day, the rate of interest per annum equal to the greater of: (i) the Prime Rate plus the Variable Percentage applicable to Floating Rate Advances on such day; and (ii) the sum of (A) the rate per annum for Canadian Dollar bankers' acceptances accepted by First Chicago NBD Bank, Canada having a term of one month that appears on the Reuters Screen CDOR Page as of 10:00 a.m. (Montreal time) for such day plus one percent, and (B) the Variable Percentage applicable to Bankers' Acceptances on such day.

     "FLOATING RATE ADVANCE" means an Advance denominated in Canadian Dollars which bears interest based on the Floating Rate.

     "GAAP" has the meaning ascribed to the expression "Agreement Accounting Principles" contained in the Amended and Restated Credit Agreement.

     "GOVERNMENTAL ENTITY" means any: (i) multinational, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, commission, board, bureau or agency, domestic or foreign; (ii) any subdivision, agent, commission, board, or authority of any of the foregoing; or (iii) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing.

     "GUARANTEE" means an unconditional, irrevocable, continuing joint and several guarantee, acceptable to the Agent, acting reasonably, of the payment and performance of all the obligations of the Borrower under, in connection with or relating to the Credit Facilities.

     "GUARANTOR" means each of Holdings and SportRack individually or collectively, as the case may be, and their respective successors and permitted assigns.

     "HAZARDOUS SUBSTANCE" means any Substance which is or is deemed to be, alone or in any combination, hazardous, hazardous waste, toxic, a pollutant, a contaminant or a source of pollution or contamination under any applicable Environmental Laws.

     "HOLDINGS" means Advanced Accessory Systems, LLC, formerly known as AAS Holdings, LLC.

     "INDEMNIFIED LIABILITIES" has the meaning specified in SECTION 10.10.

     "INDEMNIFIED PARTIES" has the meaning specified in SECTION 10.10.

     "INDIVIDUAL COMMITMENT" means, at any time with respect to a Lender, when used with reference to a particular Credit Facility only, the amount set forth in SCHEDULE 1 as the individual commitment of such Lender under such Credit Facility, and otherwise, the aggregate of the amounts set forth in SCHEDULE 1 as the individual commitments of such Lender under both of the Credit Facilities, in each case as such amount may be reduced from time to time pursuant to this Agreement.

     "INSOLVENCY LAW" means any Law relating to bankruptcy, insolvency, reorganization, arrangement, adjustment, liquidation, winding-up, relief, protection or composition of debts or debtors, or relating to creditors' rights, or those provisions of any other Law (whether or not similar to the foregoing Laws) affecting or relating to solvency or liquidity of any Person.

     "INTELLECTUAL PROPERTY" means any and all patents and patent applications and registrations, industrial designs and industrial design applications and registrations, trademarks and trademark applications and registrations, trade names and styles, logos, copyrights and copyright applications and registrations, all of the foregoing owned by or licensed to the Debtor and used in or necessary to the operation of the Debtor's business.

     "INTEREST PERIOD" means, for each LIBOR Advance, a period which commences:
(i) in the case of the initial Interest Period, on the date such Advance is made or converted from another Type of Advance or Accommodation; and (ii) in the case of any subsequent Interest Period, on the last day of the immediately preceding Interest Period, and which ends, in either case, on (but does not include) the day selected by the Borrower in the applicable Borrowing Notice or Election Notice in accordance with this Agreement.

     "INVENTORY" means, with respect to any Person, all inventory now owned or hereafter acquired or reacquired by such Person, whether or not conditionally or unconditionally sold to such Person, including: (i) merchandise, finished goods, work in progress, raw materials, new and unused production, packing and shipping supplies; (ii) all automotive roof rack systems and vehicular accessories (such as bike racks, ski racks and surfboard carriers) and rear carriers and shuttles and related rear carriers and shuttle systems manufactured, produced, assembled, processed or purchased for sale, lease or resale by such Person, or procured for such manufacture, production, assembly, processing or sale, lease or resale; (iii) all new and unused maintenance items and replacement parts; and (iv) all other materials and supplies on hand to be used or consumed or which might be used or consumed in connection with the manufacture, production, assembly, processing, packing, shipping, advertising, selling, or furnishing of goods.

     "LANDLORD" means an owner, landlord or lessor of Leasehold Real Estate.

     "LANDLORD'S LETTER" means a letter substantially in the form attached as
SCHEDULE 9.

     "LAWS" means all statutes, codes, ordinances, decrees, rules, regulations, municipal by-laws, judicial or arbitral or administrative or ministerial or departmental or regulatory judgments, orders, decisions, rulings or awards, policies and guidelines which are binding or any provisions of the foregoing, binding on the Person referred to in the context in which such word is used; and "LAW" means any one of such Laws.

     "LEASEHOLD REAL ESTATE" means the real estate of the Borrower and its Subsidiaries held under a lease, agreement to lease or other right of occupation.

     "LENDERS" means the lenders named in SCHEDULE 1 and any one or more Eligible Assignee and their respective successors and permitted assigns.

     "LIBOR" means, for each Interest Period for each LIBOR Advance, the variable rate of interest per annum which appears on the Reuters Screen LIBO page at approximately 11:00 a.m. (London time) on the second Business Day before the first day of such Interest Period for, if there is no such rate at such time, the London inter-bank offered rate quoted by First Chicago NBD Bank, Canada at its head or principal office in Toronto at such time), for a period comparable to such Interest Period and in an amount approximately equal to the amount of such LIBOR Advance to be outstanding during such Interest Period.

     "LIBOR ADVANCE" means an Advance denominated in US Dollars which bears interest based on the LIBOR Rate.

     "LIBOR RATE" means, for any particular day of an Interest Period, the rate of interest per annum equal to (i) LIBOR for such Interest Period, plus (ii) the Variable Percentage applicable to LIBOR Advances on such day.

     "LIEN" means, with respect to any Property of any Person, any charge, mortgage, prior claim (within the meaning of the Civil Code of Quebec), pledge, hypothecation, security interest, security under the Bank Act (Canada), lien, conditional sale (or other title retention agreement or lease in the nature thereof), lease (where such Person is the lessee of such Property), servitude, assignment, adverse claim, defect of title, restriction, trust, right of setoff or other encumbrance of any kind in respect of such Property, whether or not filed, recorded or otherwise perfected under applicable Law.

     "LOSS" means any loss whatsoever, whether direct or indirect, including expenses, costs, damages, judgments, penalties, fines, charges, claims, demands, liabilities, loss of profits, debts, interest and any and all reasonable legal fees and disbursements.

     "MAJORITY LENDERS" means, at any particular time but subject to SECTION 12.15(B), in the case of any request, consent, approval, instruction or other action required or permitted to be made, given or taken at such time by the Majority Lenders, such group of Lenders whose Individual Commitments aggregate more than 50% of the aggregate of the Individual Commitments of all of the Lenders under the Credit Facilities collectively at such time.

     "MATERIAL ADVERSE EFFECT" means a material adverse effect upon: (i) the business, condition (financial or otherwise), operations, performance, Property or prospects of the Holdings and its Subsidiaries, taken as a whole; or (ii) the ability of the Borrower to perform any of its obligations under any of the Credit Documents to which the Borrower is a party in any material respect; or
(iii) the ability of any Guarantor to perform any of its obligations under any Ancillary Agreement to which such Guarantor is a party in any material respect; or (iv) the ability of the Agent and the Lenders to enforce in any material respect any of the obligations of the Borrower under this Agreement, any of the obligations of the Borrower or any of the Guarantors under any of the Ancillary Agreements or any of their rights with respect to the Collateral or the shares in the share capital of the Borrower which are pledged in favour of the Agent, in each case in accordance with applicable Laws.

     "NOMADIC ACQUISITION" means the purchase, as of July 24, 1997, by the Borrower of either (i) substantially all of the assets of Nomadic Sports Inc. or (ii) all of the issued and outstanding shares in the share capital thereof.

     "NON-BA LENDER" means a Lender which is not permitted by applicable Law or by customary market practices to stamp, for purposes of subsequent sale, or accept, a Bankers' Acceptance.

     "NOTICE" means any written notice, citation, directive, request for information, writ, summons, statement of claim, or other written communication from any Person.

     "ORIGINAL CURRENCY" has the meaning specified in SECTION 10.6.

     "OTHER CURRENCY" has the meaning specified in SECTION 10.6.

     "OUTSTANDINGS" means, at any time, when used with reference to the Revolving Facility, an amount, calculated by reference to the Equivalent Cdn. $ Amount in the case of amounts denominated in US Dollars, equal to the sum of:
(i) the aggregate principal amount at such time of all outstanding Advances under the Revolving Facility; and (ii) the aggregate Face Amount at such time of all outstanding Bankers' Acceptances or BA Equivalent Notes under the Revolving Facility; and when used with reference to the Term Facility, an amount, calculated by reference to the Equivalent Cdn. $ Amount in the case of amounts denominated in US Dollars, equal to the sum of: (a) the aggregate principal amount at such time of all outstanding Advances under the Term Facility; and (b) the aggregate Face Amount at such time of all outstanding Bankers' Acceptances or BA Equivalent Notes under the Term Facility.

     "PERSON" means an individual, partnership, corporation, limited liability company, trust, unincorporated association, syndicate, joint venture or other entity or Governmental Entity, and pronouns have a similarly extended meaning.

     "PRIME RATE" means, for any particular day, the variable rate of interest per annum, calculated on the basis of a year of 365 days (or 366 days), established by First Chicago NBD Bank, Canada at its head or principal office in Toronto for such day as the reference rate of interest per annum for the determination of interest rates that First Chicago NBD Bank, Canada charges to its customers of varying degrees of creditworthiness for Canadian Dollar loans made by it in Canada and which it refers to as its "prime rate".

     "PROPERTY" means, with respect to any Person, any interest of such Person in any kind of property or asset, wherever situate, whether real or immovable, personal, moveable or mixed, tangible or corporeal, intangible or incorporeal, including Capital Stock in any other Person.

     "PRO RATA SHARE" means, at any time with respect to a Lender, when used with respect to a particular Credit Facility, the ratio of the Individual Commitment of such Lender at such time under such Credit Facility to the aggregate of the Individual Commitments of all of the Lenders at such time under such Credit Facility, and otherwise, the ratio of the aggregate amount of the Individual Commitments of such Lender at such time under both Credit Facilities to the aggregate of the Individual Commitments of all of the Lenders at such time under both Credit Facilities.

     "REAL ESTATE" means an interest as absolute owner as it relates to immovable property of the Borrower and its Subsidiaries situate in the Province of Quebec and the real estate of the Borrower and its Subsidiaries held in fee simple.

     "REFUNDABLE TAXES" means Taxes paid by the Borrower or any Guarantor to the Government of Canada or any province thereof or of the United States of America or any state thereof, which Taxes are required by Law to be refunded by such Governmental Entity to the Borrower or any Guarantor.

     "RELEASE" when used as a verb includes release, spill, leak, emit, deposit, discharge, leach, migrate, dump, issue, empty, place, seep, exhaust, abandon, bury, incinerate or dispose into the Environment and "RELEASE" when used as a noun has a correlative meaning.

     "RELEVANT MATURITY DATE" means: (i) in the case of the Revolving Facility, the Revolving Facility Maturity Date; and (ii) in the case of the Term Facility, the Term Facility Maturity Date.

     "REMEDIAL ACTION" means any action taken by the Borrower or any of its Subsidiaries, that is reasonably necessary to comply with any applicable Environmental Laws or Environmental Order to: (i) clean up, remove, treat or in any other way deal with Hazardous Substances in the Environment as required by any applicable Environmental Laws or Environmental Order; (ii) prevent any Release of Hazardous Substances where such Release would violate any Environmental Laws or Environmental Order; or (iii) perform remedial studies, investigations, restoration and post-remedial studies, investigations and monitoring as required by any applicable Environmental Laws or Environmental Order on, about or in connection with the Business or any of the Real Estate, Leasehold Real Estate or other Property.

     "REPLACEMENT LENDER" has the meaning specified in SECTION 3.1(2)(B).

     "REVOLVING FACILITY" means the revolving liquidity facility to be made available to the Borrower hereunder.

     "REVOLVING FACILITY AGGREGATE COMMITMENT" means $4,000,000, as such amount may be reduced from time to time in accordance with this Agreement.

     "REVOLVING FACILITY MATURITY DATE" means the earlier of (i) October 30, 2003 and (ii) the date of termination of the Amended and Restated Credit Agreement, whether at maturity, pursuant to acceleration or otherwise, or if such date is not a Business Day, then the next succeeding Business Day.

     "REVOLVING FACILITY RATIO" has the meaning specified in SECTION 2.9.

     "SCHEDULE 1 BA LENDER" means any BA Lender which is a bank referred to in
Schedule I of the Bank Act (Canada).

     "SCHEDULE 2 BA LENDER" means any BA Lender which is a bank referred to in
Schedule II of the Bank Act (Canada).

     "SCHEDULE 1 REFERENCE LENDERS" means The Bank of Nova Scotia and, if there is more than one Schedule 1 BA Lender at any time hereafter other than The Bank of Nova Scotia, one of such other Schedule 1 BA Lenders designated by the Borrower (provided that if the Borrower does not so designate, The Bank of Nova Scotia shall be the sole Schedule 1 Reference Lender), the initial Schedule 1 Reference Lenders being The Bank of Nova Scotia.

     "SCHEDULE 2 REFERENCE LENDERS" means the Schedule 2 BA Lenders which have been designated as such or deemed to be Schedule 2 Reference Lenders in accordance with SECTION 4.13, the initial Schedule 2 Reference Lenders designated in accordance with SECTION 4.13 being First Chicago NBD Bank, Canada and The Chase Manhattan Bank of Canada.

     "SECURITY DOCUMENTS" means those agreements and other documents in favour of the Agent and/or the Lenders described in SCHEDULE 4, as such documents may be amended, supplemented or replaced from time to time, and any other agreement or instrument which the Agent may reasonably from time to time deem necessary for the purpose of obtaining, creating, perfecting, preserving or protecting any of the Liens in favour of the Agent and/or the Lenders in any of the Collateral, in the shares of the capital stock of the Borrower or in the respective personal property of SportRack and Holdings.

     "SENIOR DEBT RATIO" has the meaning ascribed thereto in the Amended and Restated Credit Agreement.

     "SPORTRACK" means SportRack, LLC, formerly known as Advanced Accessory Systems, LLC.

     "SUBSIDIARY" means, at any time, as to any Person, any corporation or other Person, if at such time the first-mentioned Person owns, directly or indirectly, securities or other ownership interests in such corporation or other Person, having ordinary voting power to elect a majority of the board of directors or persons performing similar functions for such corporation or other Person. For greater certainty, the term "SUBSIDIARY" shall refer to a direct or indirect Subsidiary.

     "SUBSTANCE" means any substance, waste, liquid, gaseous or solid matter, fuel, micro-organism, sound, vibration, ray, heat, odour, radiation, energy vector, plasma, and organic or inorganic matter.

     "TAXES" means all taxes imposed by any Governmental Entity, including income, profits, real property, personal property, goods and services, sales, transfer, purchase, stumpage, registration, capital, excise, import duties, payroll, unemployment, disability, employee's income withholding, social security or withholding.

     "TERM FACILITY" means the term acquisition facility to be made available to the Borrower hereunder.

     "TERM FACILITY AGGREGATE COMMITMENT" means $20,000,000, as such amount may be reduced from time to time in accordance with this Agreement.

     "TERM FACILITY MATURITY DATE" means the earlier of (i) October 30, 2003 and (ii) the date of termination of the Amended and Restated Credit Agreement, whether at maturity, pursuant to acceleration or otherwise, or if such date is not a Business Day, then the next succeeding Business Day.

     "TERM FACILITY RATIO" has the meaning specified in SECTION 2.9.

     "TOTAL OUTSTANDINGS" means, at any time, the aggregate amount in Canadian Dollars of all Outstandings under both the Credit Facilities at such time, calculated by reference to the Equivalent Cdn. $ Amount in the case of Outstandings in US Dollars.

     "TYPE OF ACCOMMODATION" means, with respect to any Accommodation, an Advance or a Bankers' Acceptance or BA Equivalent Note (as the case may be).

     "TYPE OF ADVANCE" means, with respect to any Advance, a Floating Rate Advance, a LIBOR Advance or a US Base Rate Advance.

     "US BASE" means, for any particular day, the variable rate of interest per annum, calculated on the basis of a year of 365 days (or 366 days), established by First Chicago NBD Bank, Canada at its head or principal office in Toronto for such day as the reference rate of interest per annum for the determination of interest rates that First Chicago NBD Bank, Canada charges to its customers of varying degrees of creditworthiness for US Dollar loans made by it in Canada and which it refers to as its "US base rate".

     "US BASE RATE" means, for any particular day, the rate of interest per annum equal to (i) the US Base on such day; plus (ii) the Variable Percentage applicable to US Base Rate Advances on such day.

     "US BASE RATE ADVANCE" means an Advance denominated in US Dollars bearing interest based on the US Base Rate.

     "US DOLLARS" AND "US $" means lawful money of the United States of
America.

     "VARIABLE PERCENTAGE" means, with respect to any Type of Accommodation under either Credit Facility for any particular day, the percentage per annum set out in SCHEDULE 3, which is applicable to such Type of Accommodation under such Credit Facility based on the highest level on the grid set forth in
SCHEDULE 3 under the heading "Senior Debt Ratio" in respect of which the Senior Debt Ratio was met for the fiscal quarter immediately preceding the fiscal quarter during which such day occurs.

1.2 INTERPRETATION. This Agreement shall be interpreted in accordance with the following:

      (a) words denoting the singular include the plural and vice versa and words denoting any gender include all genders;

      (b) headings shall not affect the interpretation of this Agreement;

      (c) "HEREOF", "HERETO" and "HEREUNDER" and similar expressions refer to this Agreement and not to any particular Article, Section or other subdivision, and "Article", "Section" or other subdivision of this Agreement followed by a number refers to the specified Article, Section or other subdivision of this Agreement;

      (d) references to dollars, unless otherwise specifically indicated, shall be references to Canadian Dollars;

      (e) the word "including" shall mean "including without limitation" and "includes" shall mean "includes without limitation";

      (f) the expressions "THE AGGREGATE", "THE TOTAL", "THE SUM" and expressions of similar meaning shall mean "the aggregate (or total or sum) without DUPLICATION";

      (g) in the computation of periods of time, unless otherwise expressly provided, the word ,"FROM" means "FROM AND INCLUDING" and the words "TO" and "UNTIL" mean "TO BUT EXCLUDING";

      (h) accounting terms not specifically defined shall be construed in accordance with GAAP; and

      (i) the references in this Agreement to terms defined in the Amended and Restated Credit Agreement are made in respect of such terms as they are defined on the date hereof under such Amended and Restated Credit Agreement, unless any relevant amendment thereto is approved by the Majority Lenders, in which case, such amendment will apply for the purposes hereof. Furthermore, such references shall not in any way be affected by the fact that the Amended and Restated Credit Agreement is terminated or is no longer in force at any time prior to the Relevant Maturity Date.

1.3 ANCILLARY AGREEMENTS. The provisions of SECTION 1.2 (other than SECTION 1.2(C)) shall apply to the interpretation of Ancillary Agreements unless specifically otherwise indicated.

1.4 SEVERABILITY. If any provision of this Agreement or any Ancillary Agreement is, or becomes, illegal, invalid or unenforceable in any jurisdiction, such provision shall be severed, for the purposes of such jurisdiction, from this Agreement or such Ancillary Agreement and, for the purposes of such jurisdiction, be ineffective in such jurisdiction to the extent of such illegality, invalidity or unenforceability. The remaining provisions hereof or thereof and such provision for the purposes of any other jurisdiction shall be unaffected and shall continue to be valid and enforceable.

1.5 ENTIRE AGREEMENT. Other than any Fee Agreements, this Agreement supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties relating to the subject matter hereof and entered into prior to the date of this Agreement. The Fee Agreements entered into on or prior to the date of this Agreement shall remain in full force and effect. The Borrower, the Agent and the Lenders hereby agree that the entering into and execution of this Agreement does not constitute novation, including, without limitation, in respect of the Existing Credit Agreement and the indebtedness and obligations of the Borrower evidenced thereunder or in connection therewith, and that all of the security created under the Security Documents shall continue to apply in relation to all of the Outstandings under the Credit Facilities in all respects and for all purposes.

1.6 WAIVER. No failure on the part of the Borrower, the Agent or any of the Lenders to exercise, and no delay in exercising, any right under this Agreement or any Ancillary Agreement shall operate as a waiver of such right; nor shall any single or partial exercise of any right under this Agreement or any Ancillary Agreement preclude any other or further exercise thereof or the exercise of any other right; nor shall any waiver of one provision be deemed to constitute a waiver of any other provision (whether or not similar). No waiver of any of the provisions of this Agreement or any Ancillary Agreement shall be effective unless it is in writing duly executed by the waiving party.

1.7 GOVERNING LAW.

(1) This Agreement and, unless otherwise provided therein, each Ancillary Agreement, shall be governed by, and interpreted in accordance with, the Laws of the Province of Quebec and the Laws of Canada applicable therein, without giving effect to any conflicts of law rules thereof.

(2) The parties hereby irrevocably attorn and submit to the non-exclusive jurisdiction of the courts of the Province of Quebec with respect to any matter arising under or related to the Agreement or any Ancillary Agreement.

1.8 INCORPORATION OF SCHEDULES AND EXHIBITS. The following schedules and exhibits attached hereto shall, for all purposes hereof, be incorporated in and form an integral part of this Agreement:

     SCHEDULE 1         Individual Commitments
     SCHEDULE 2         Addresses for Notices
     SCHEDULE 2.5       Term Loan Repayment Schedule
     SCHEDULE 3         Variable Percentages
     SCHEDULE 4         Security Documents
     SCHEDULE 5         Form of Borrowing Notice
     SCHEDULE 6         Form of Election Notice
     SCHEDULE 7         Form of Drawing Notice
     SCHEDULE 8         Assumption Agreement
     SCHEDULE 9         Landlord's Letter
     SCHEDULE 10        Depositary's Letter
     EXHIBIT 6.1(4)(A)  Locations which are not Real Estate of the Borrower
     EXHIBIT 6.1(4)(B)  Locations which are Real Estate of the Borrower
     EXHIBIT 6.1(7)     List of Bank Accounts

1.9 CONFLICTS. If a conflict or inconsistency exists between a provision of this Agreement and a provision of any of the other Credit Documents or any part thereof, then the provisions of this Agreement shall prevail. Notwithstanding the foregoing, if there is any right or remedy of the Borrower, the Agent or any of the Lenders set out in any of the other Credit Documents or any part thereof which is not set out or provided for in this Agreement, such additional right or remedy shall not constitute a conflict or inconsistency.

1.10 LANGUAGE. The parties hereto agree that this Agreement and all agreements and documents entered into in connection herewith or pursuant hereto shall be drawn up in English only. Les parties confirment qu'elles ont convenu que ce document ainsi que tous les autres documents ou contrats s'y rattachant soient rediges en anglais seulement.

                                   ARTICLE 2

                               CREDIT FACILITIES

2.1 REVOLVING FACILITY AND TERM FACILITY. Each of the Lenders severally (and not solidarily) agrees, on the terms and conditions of this Agreement, to make available to the Borrower:

      (a) its Pro Rata Share of the Term Facility by making such Accommodations to the Borrower as may be requested by the Borrower in accordance with this Agreement; and

      (b) its Pro Rata Share of the Revolving Facility by making such Accommodations as may be requested by the Borrower thereunder from time to time in accordance with this Agreement.

2.2 COMMITMENTS AND FACILITY LIMITS.

(1) The Borrower shall at all times cause:

      (a) the Outstandings under the Term Facility to be no greater than the Term Facility Aggregate Commitment at such time; and

      (b) the Outstandings under the Revolving Facility to be no greater than the Revolving Facility Aggregate Commitment.

(2) Any portion of the Term Facility Aggregate Commitment which is not utilized by the Borrower by March 31, 1998 shall automatically be canceled. The Term Facility shall not revolve and any amount repaid or prepaid under the Term Facility shall not be reborrowed and shall reduce the Term Facility Aggregate Commitment by the amount repaid or prepaid, with the exception however of the repayment to the Lenders who have executed and entered into the Existing Credit Agreement on the date of this Agreement of an aggregate amount equal to the Pro Rata Share of The Bank of Nova Scotia in respect of the Term Facility, which amount shall have been borrowed immediately prior to such repayment by the Borrower from The Bank of Nova Scotia (such borrowing to be subject to an irrevocable direction and instruction on the part of the Borrower to The Bank of Nova Scotia to effect the above-mentioned repayment to the Lenders having entered into and executed the Existing Credit Agreement). Upon any reduction of the Term Facility Aggregate Commitment, the Individual Commitment of each Lender under the Term Facility shall thereupon be reduced by an amount equal to such Lender's Pro Rata Share of the amount of such reduction of the Term Facility Aggregate Commitment.

(3) All or any portion of the Revolving Facility Aggregate Commitment which is not utilized by the Borrower on Closing may be utilized from time to time thereafter but prior to the Revolving Facility Maturity Date on the terms and conditions of this Agreement. The Revolving Facility shall revolve and no payment under the Revolving Facility shall, of itself, reduce the Revolving Facility Aggregate Commitment. All or any portion of the Revolving Facility Aggregate Commitment may be canceled at any time by written notice from the Borrower to the Agent in accordance with SECTION 2.7(1). Upon any reduction of the Revolving Facility Aggregate Commitment, the Individual Commitment of each Lender under the Revolving

Facility shall thereupon be reduced by an amount equal to such Lender's Pro Rata Share of the amount of such reduction of the Revolving Facility Aggregate Commitment.

(4) Notwithstanding any other provision of the Credit Documents, the Credit Facilities shall automatically be canceled and all obligations of the Agent and the Lenders under the Credit Documents shall automatically terminate on July 15, 1997 (without affecting any obligations of the Borrower under any of the Credit Documents, including all the Borrower's obligations under SECTIONS 10.7 through 10.10, and under any Fee Agreements) if an Accommodation under the Term Facility has not been made prior to such date.

2.3 AVAILABLE ACCOMMODATIONS.

(1) Each of the Lenders shall, on the terms and conditions of this Agreement, make its Pro Rata Share of the following Accommodations available under the Credit Facilities as follows:

      (a) Floating Rate Advances, US Base Rate Advances and LIBOR Advances on the occasion of any Borrowing; and

      (b)  Bankers' Acceptances (or, in the case of any Non-BA Lender,
           BA Equivalent Notes) denominated in Canadian Dollars on the occasion of any Drawing.

(2) All Advances, Bankers' Acceptances and BA Equivalent Notes requested hereunder shall be made available to the Borrower in accordance with ARTICLES 3 and 4, respectively.

2.4 USE OF PROCEEDS.

(1) The Borrower shall use the proceeds of the Accommodations under the Term Facility for the sole purpose of paying (i) the purchase price payable to Bell Sports Canada Inc. for the assets being sold by it to the Borrower pursuant to the Acquisition and (ii) paying a portion or all of the purchase price payable to Nomadic Sports Inc. for the assets being sold by it to the Borrower pursuant to the Nomadic Acquisition or to each shareholder of Nomadic Sports Inc. for all of the issued and outstanding shares in the share capital thereof pursuant to the Nomadic Acquisition, as the case may be.

(2) The Borrower may use the proceeds of the first Accommodation under the Revolving Facility for the purpose of (i) paying fees to the Agent and the Lenders and transaction expenses and fees in connection with the Credit Facilities and the Acquisition and (ii) paying a portion or all of the purchase price payable to Nomadic Sports Inc. for the assets being sold by it to the Borrower pursuant to the Nomadic Acquisition or to each shareholder of Nomadic Sports Inc. for all of the issued and outstanding shares in the share capital thereof pursuant to the Nomadic Acquisition, as the case may be, and the fees and expenses in relation thereto.

(3) The Borrower shall use the proceeds of all Accommodations under the Revolving Facility other than as provided in SECTION 2.4(2) for general corporate purposes.

2.5 MANDATORY REPAYMENTS.

(1) Unless demand is earlier made pursuant to SECTION 9.1 and without prejudice to SECTION 2.6, on the Revolving Facility Maturity Date, the Revolving Facility Aggregate

Commitment shall be canceled and the Borrower shall repay, and there shall become due and payable, the Outstandings under the Revolving Facility and all accrued and unpaid interest and the Fees, costs, expenses and other amounts owing under the Credit Documents.

(2) Unless demand is earlier made pursuant to SECTION 9.1 and without prejudice to SECTION 2.6, the Borrower shall repay the Term Facility in 23 consecutive quarterly installments payable on the last day of each calendar quarter commencing on March 31, 1998 (except in the case of the final installment which shall be due on the Term Facility Maturity Date) in the respective amount set out opposite each such day in SCHEDULE 2.5. Furthermore, the Borrower shall repay all Fees, costs, expenses and other amounts owing in respect of the Term Facility at the Term Facility Maturity Date on such date.

(3) All optional prepayments of Outstandings under the Term Facility shall be applied to the quarterly installment amounts payable pursuant to SECTION 2.5(2) as set out in SCHEDULE 2.5 on a pro rata basis over the remaining unpaid quarterly installments mentioned above.

2.6 MANDATORY PREPAYMENTS AND PAYMENTS.

(1) If, on any day, the Outstandings of the Borrower to the Lenders under the Revolving Facility exceed (except to the extent that such excess arises solely as a result of currency fluctuations) the Revolving Facility Aggregate Commitment, or under the Term Facility exceed (except to the extent that such excess arises solely as a result of currency fluctuations) the Term Facility Aggregate Commitment, the Borrower shall on that day: (i) prepay Borrowings; or
(ii) make a prepayment to the Agent and irrevocably authorize and direct the Agent to apply such prepayment in reduction of the Borrower's reimbursement obligation in respect of any Drawing on the next contract maturity date; or
(iii) make both a prepayment referred to in Clause (i) of this SECTION 2.6(1) and a prepayment referred to in Clause (ii) of this SECTION 2.6(1); in all cases so that the Outstandings under each Credit Facility after the prepayment referred to in Clause (i) of this SECTION 2.6(1), and less the amount of any prepayments held by the Agent pursuant to Clause (ii) of this SECTION 2.6(1), will not exceed (except to the extent that such excess arises solely as a result of currency fluctuations) the Revolving Facility Aggregate Commitment (in the case of the Revolving Facility) or the Term Facility Aggregate Commitment (in the case of the Term Facility).

(2) At the end of each calendar month, the Agent shall determine, and at any other time, the Agent may (or, if requested by any Lender, shall) determine whether the Outstandings under the Revolving Facility exceed 100% of the Revolving Facility Aggregate Commitment, or under the Term Facility exceed 100% of the Term Facility Aggregate Commitment, and whether such excess arises wholly or partly as a result of currency fluctuations. If the Agent so determines, the Agent shall notify the Borrower of the amount of the excess over 100% of the Revolving Facility Aggregate Commitment or 100% of the Term Facility Aggregate Commitment, and the Borrower shall as soon as possible, but in any event within two Business Days after the giving of such notice: (i) pay Borrowings; or (ii) make a payment to the Agent and irrevocably authorize and direct the Agent to apply such payment in reduction of the Borrower's reimbursement obligation in respect of any Drawing on the next contract maturity date; or (iii) make both a payment referred to in Clause (i) of this
SECTION 2.6(2) and a payment referred to in Clause (ii) of this SECTION 2.6(2); in all cases so that the Outstandings under each Credit Facility after the payment referred to in Clause (i) of this SECTION 2.6(2), and less the amount of any payments held by the Agent pursuant to Clause (ii) of this SECTION 2.6(2), will not exceed the Revolving Facility Aggregate Commitment (in the case of the Revolving Facility) or the Term Facility Aggregate Commitment (in the case of the Term Facility).

2.7 ADDITIONAL PREPAYMENTS AND REDUCTIONS.

(1) The Borrower may from time to time, subject to the provisions of this Agreement, prepay the Outstandings under the Term Facility or reduce the Revolving Facility Aggregate Commitment, in each case in whole or in part, without penalty or premium but subject, where applicable, to SECTION 10.9, upon at least one Business Day's notice to the Agent, stating the proposed date of such prepayment or reduction and the aggregate principal amount of the prepayment or reduction. If such notice is given, the Borrower shall pay the Agent in accordance with such notice the amount of the prepayment of the Term Facility or the amount, if any, by which the Outstandings under the Revolving Facility exceed the proposed reduced Revolving Facility Aggregate Commitment, plus all interest on the amount of such prepayment or excess amount accrued to the date of such prepayment or reduction. Each partial prepayment or reduction shall be in a minimum aggregate principal amount of $100,000 and in an integral multiple of $ 100,000, in the case of Floating Rate Advances or other Accommodations denominated in Canadian Dollars, and in a minimum aggregate principal amount of US $100,000 and in an integral multiple of US $100,000, in the case of US Base Rate Advances or other Accommodations denominated in US Dollars except that the minimum aggregate amount shall be US $100,000 in the case of LIBOR Advances.

(2) The Borrower may not pursuant to this SECTION 2.7(2) prepay the amount of any Drawing, except on the contract maturity date for the relevant Bankers' Acceptance or BA Equivalent Note.

2.8 EVIDENCE OF INDEBTEDNESS. The Indebtedness of the Borrower in respect of all Accommodations hereunder, absent manifest error, shall be conclusively evidenced by the account records maintained by the Agent. The failure of the Agent to correctly record any amount or date shall not, however, affect the obligation of the Borrower to pay amounts due hereunder to the Agent or any of the Lenders in accordance with this Agreement.

2.9 FACILITY RATIOS. Notwithstanding any other provision of any of the Credit Documents, in the event that the ratio of the Individual Commitment of a Lender under the Revolving Facility to the Revolving Facility Aggregate Commitment (the "REVOLVING FACILITY RATIO") at any time is not the same as the ratio of the Individual Commitment of such Lender under the Term Facility to the Term Facility Aggregate Commitment (the "TERM FACILITY RATIO") at such time, then:

(i) any adjustment at such time to, and any acquisition of, the Individual Commitment or the Outstandings of such Lender under the Revolving Facility or the Term Facility, as the case may be,

(ii) any Accommodation, payment, contribution or indemnification at such time pursuant to any of the Credit Documents to or in favour of the Agent, the Borrower or any Guarantor by such Lender under or in respect of the Revolving Facility or the Term Facility, as the case may be, and

(iii) any payment, remittance or distribution at such time pursuant to any of the Credit Documents to such Lender by the Agent of any amount or Property received from the Borrower or from any Guarantor or as proceeds of any of the Collateral realized in connection with any realization or enforcement proceedings, whether on account of principal, interest, Fees or any other amounts, under or in respect of the Revolving Facility or the Term Facility, as the case may be, shall be made in the proportion of such Lender's Revolving Facility Ratio or Term Facility Ratio, as the case may be.

2.10 ALLOCATION OF FEES AND EXPENSES. Notwithstanding any other provision of any of the Credit Documents, all Fees (other than Drawing Fees), expenses, costs, charges and other amounts payable at any time by the Borrower or any Guarantor under any of the Credit Documents which do not relate exclusively to either of the Credit Facilities shall be allocated between the Revolving Facility and the Term Facility in the respective proportions which the Revolving Facility Aggregate Commitment bears to the Commitments at such time and the Term Facility Aggregate Commitment bears to the Commitments at such time.


                                   ARTICLE 3

                                 LOAN ADVANCES

3.1 THE ADVANCES.

(1) Each Lender has agreed and agrees on the terms and conditions of this Agreement to make Advances to the Borrower under the Term Facility, on the Closing and thereafter from time to time but no later than March 31, 1998, and under the Revolving Facility, on the Closing and thereafter from time to time on any Business Day prior to the Revolving Facility Maturity Date. Each Lender shall make available to the Agent its Pro Rata Share of the principal amount of each Advance in the appropriate currency, prior to 11:00 a.m. (Montreal time) on the date of the Advance. Unless the Agent has been notified by a Lender no later than 11:00 a.m. two Business Days prior to the date of the Advance that such Lender will not make available to the Agent its Pro Rata Share of such Advance, the Agent may assume that such Lender has made such portion of the Advance available to the Agent on the date of the Advance in accordance with the provisions hereof and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Agent has made such assumption, to the extent such Lender shall not have so made its Pro Rata Share of the Advance available to the Agent, such Lender agrees to pay to the Agent, forthwith on demand, such Lender's Pro Rata Share of the Advance and all costs and expenses incurred by the Agent in connection therewith (including any costs of funding or maintaining any Advance or liquidating or redeploying any funds acquired by the Agent to fund or maintain any Advance), together with interest thereon at the rate per annum determined by the Agent in accordance with its usual practice for making similar loans to financial institutions of like standing as such Lender for each day from the date such amount is made available to the Borrower until the date such amount is paid or repaid to the Agent; PROVIDED, HOWEVER, that notwithstanding such obligation, if such Lender fails so to pay, the Borrower shall repay such amount to the Agent forthwith after demand therefor by the Agent, and all costs and expenses incurred by the Agent in connection therewith (including any costs of funding or maintaining any Advance or liquidating or redeploying any funds acquired by the Agent to fund or maintain any Advance), together with interest thereon at the rate payable hereunder by the Borrower in respect of such Advance for each day from the date such amount is made available to the Borrower until the date such amount is paid or repaid to the Agent. The amount payable by each Lender to the Agent pursuant to this Section shall be set forth in a certificate delivered by the Agent to such Lender (which certificate shall contain reasonable details of how the amount payable is calculated) and shall constitute prima facie evidence of such amount payable. If such Lender makes the payment to the Agent required herein, the amount so paid shall constitute such Lender's Pro Rata Share of the Advance for purposes of this Agreement and shall entitle the Lender to all rights and remedies against the Borrower and the Guarantors in respect of such Advance. The failure of any Lender to make available to the Agent its Pro Rata Share of an Advance shall not relieve any other Lender of its obligation hereunder to make available to the Agent its Pro Rata Share of the Advance on the date thereof.

(2)
      (a)  If any Lender fails to make available to the Agent its Pro
           Rata Share of any Advance as required (the "DEFAULTING LENDER") and the Agent has not made the Advance to the Borrower pursuant to
           SECTION 3.1(1), the Agent shall forthwith give notice of such failure by the Defaulting Lender to the Borrower and the other Lenders and such notice shall state that any Lender may make available to the Agent all or any portion of the Defaulting Lender's Pro Rata Share of such Advance (but in no way shall any other Lender or the Agent be obliged to do so) in the place of the Defaulting Lender. If more than one Lender gives notice that it is prepared to make funds available in the place of a Defaulting Lender in such circumstances and the aggregate of the funds which such Lenders (each, a "CONTRIBUTING LENDER") are prepared to make available exceeds the amount of the Advance which the Defaulting Lender failed to make, then each Contributing Lender shall be deemed to have given notice that it is prepared to make available its Pro Rata Share of such Advance based on the Contributing Lenders' relative Individual Commitments in such circumstances. If any Contributing Lender makes funds available in the place of a Defaulting Lender in such circumstances, then: (i) the Defaulting Lender shall pay to any such Contributing Lender forthwith on demand, any amount advanced on its behalf, together with interest thereon at the rate payable hereunder by the Borrower in respect of such Advance for each day from the date of Advance to the date of payment, against payment by such Contributing Lender of all interest received in respect of the Advance from the Borrower; and (ii) the Borrower shall pay all amounts owing by the Borrower to the Defaulting Lender hereunder to the Agent for the Contributing Lenders until such time as the Defaulting Lender pays to the Agent for the Contributing Lenders all amounts advanced by the Contributing Lenders on behalf of the Defaulting Lender and interest thereon. The failure of any Lender to make available to the Agent its Pro Rata Share of any Advance shall not relieve any other Lender of its obligations to make available to the Agent its Pro Rata Share of any Advance.

      (b) If the Agent gives notice pursuant to SECTION 3.1(2)(A) of a failure by any Defaulting Lender to make available to the Agent its Pro Rata Share of any Advance, then the Borrower may notify the Agent that it desires to replace the Defaulting Lender with one or more of the other Lenders, and the Agent shall then forthwith give notice to the other Lenders that any Lender or Lenders may, in the aggregate, acquire all (but not part) of the Defaulting Lender's Individual Commitment, and all (but not part) of the rights and obligations of the Defaulting Lender under each of the other Credit Documents (but in no event shall any other Lender or the Agent be obliged to do so), provided that any discount to the price paid to such Defaulting Lender from the amounts outstanding hereunder shall first be approved by such Defaulting Lender. If one or more Lenders shall so agree in writing (each, a "REPLACEMENT LENDER") each such Lender shall give notice to the Agent that it has agreed to make such acquisition, and shall acquire its pro rata share, determined on the basis of the relative Individual Commitments of the Replacement Lenders, of such Individual Commitment and of the rights and obligations under the Credit Documents of the Defaulting Lender on a date and on other terms and conditions mutually acceptable to the Replacement Lenders and the Defaulting Lender. On the date of such acquisition, the Agent shall give notice to each of the Replacement Lenders and the Borrower setting out the amount of the Individual Commitments of each of the Replacement Lenders and the amount of the Outstandings of the Defaulting Lenders acquired by each of the Replacement Lenders and, upon the completion of such acquisition and the giving of such notice, the Defaulting Lender shall cease to be a "Lender" for purposes of this Agreement and shall no longer have any rights or obligations under the Credit Documents (other than its obligations to the Agent and to any Contributing Lender with respect to the Defaulting Lender's Pro Rata Share of any Advance not made available to the Agent prior to the acquisition of the Defaulting Lender's Individual Commitment and its rights and obligations under the Credit Documents) and the Replacement Lenders shall have acquired and assumed all of such rights and obligations. Upon the assumption of the Defaulting Lender's Individual Commitment by a Replacement Lender, SCHEDULE 1 shall be deemed to be amended to increase the Individual Commitment of such Replacement Lender by the amount of such assumption.

(3) Each Borrowing shall consist of one or more Types of Advances made to the Borrower on the same day. Each Type of Advance shall be in the aggregate minimum amount and in an integral multiple of the amount set forth below:

      (a) a FLOATING RATE ADVANCE shall be in an aggregate amount not less than $100,000 and in an integral multiple of $100,000;

      (b) a US BASE RATE ADVANCE shall be in an aggregate amount not less than US $100,000 and in an integral multiple of US $100,000; and

      (c) a LIBOR ADVANCE shall be in an aggregate amount not less than US $500,000 and in an integral multiple of US $100,000.

(4) Until repaid in full or converted in accordance with this Agreement, each Advance shall be: (i) the Type of Advance specified in the applicable Borrowing Notice or Election Notice; or (ii) if no Borrowing Notice or Election Notice is given, the Type of Advance specified in SECTIONS 3.3(1)(A) OR (B).

3.2 PROCEDURE FOR BORROWING.

(1) Each Borrowing shall be made on notice (a "BORROWING NOTICE") given by the Borrower to the Agent not later than 10:00 a.m. (Montreal time) at least one Business Day for Floating Rate Advances and U.S. Base Rate Advances and three Business Days for LIBOR Advances prior to the date of the proposed Borrowing, which Borrowing Notice shall be irrevocable and binding on the Borrower. Each Borrowing Notice shall be in substantially the form of SCHEDULE 5 and shall specify: (i) the requested date of such Borrowing; (ii) the Type of Advances comprising such Borrowing; (iii) the Credit Facility under which such Borrowing is to be made; (iv) the aggregate amount of such Borrowing; and (v) in the case of a LIBOR Advance, the initial Interest Period applicable to such Advance. Upon fulfillment of the applicable conditions set forth in ARTICLE 5, the Agent will make such funds available to the Borrower in immediately available funds by crediting or causing the crediting of the Borrower's Canadian Dollar Account or the Borrower's US Dollar Account, as applicable.

(2) The Borrower shall not in any Borrowing Notice select an Interest Period which ends after the Relevant Maturity Date or which conflicts with the definition of Interest Period or with the repayments or prepayments provided for in this Agreement.

3.3 INTEREST ON ADVANCES.

(1) Each Advance shall bear interest at the rate applicable to such Type of Advance determined in accordance with this SECTION 3.3(1), (i) in the case of a Floating Rate Advance or US Base Rate Advance, from and including the date such Advance is made or converted from another Type of Advance or Accommodation to but excluding the date on which such Advance is repaid in full or is converted to another Type of Advance or Accommodation in accordance with this Agreement; and (ii) in the case of a LIBOR Advance, from and including the first day of the applicable Interest Period to but excluding the last day of such Interest Period. Subject to SECTIONS 3.3(2), 10.2 and 10.3, each Advance shall bear interest, and such interest shall be calculated and payable, in the following manner:

      (a) FLOATING RATE ADVANCES. A Floating Rate Advance shall bear interest at a rate per annum equal at all times to the Floating Rate in effect from time to time. Such interest shall be calculated (but not compounded) daily and payable for each calendar month period or part thereof, as the case may be, in arrears on the first day of the following month and on the Relevant Maturity Date.

      (b) US BASE RATE ADVANCES. A US Base Rate Advance shall bear interest at a rate per annum equal at all times to the US Base Rate in effect from time to time. Such interest shall be calculated (but not compounded) daily and payable for each calendar month period or part thereof, as the case may be, in arrears on the first day of the following month and on the Relevant Maturity Date.

      (c) LIBOR ADVANCES. A LIBOR Advance shall bear interest at a rate per annum equal, for each day during each Interest Period for such LIBOR Advance, to the LIBOR Rate for such day. Such interest shall be calculated (but not compounded) daily and paid in arrears: (i) on the last day of each three month period, if any, during each Interest Period and on the last day (if such day is not the last day of a three month period) of such Interest Period; and (ii) on the date such LIBOR Advance becomes due and payable in full. The duration of each Interest Period shall be 1, 2, 3 or 6 months unless the last day of an Interest Period would otherwise occur on a day other than a Business Day, in which case the last day of such Interest Period shall be extended to occur on the next Business Day, or if such extension would cause the last day of such Interest Period to occur in the next calendar month, the last day of such Interest Period shall occur on the preceding Business Day.

(2) With each change in any of the variable rates of interest used as a component for determining the Floating Rate, the US Base Rate or the LIBOR Rate (but, for greater certainty, only the Variable Percentage applicable thereto and not LIBOR), there shall be a corresponding change in the Floating Rate, the US Base Rate or the LIBOR Rate (but, for greater certainty, only the Variable Percentage applicable thereto and not LIBOR), all without necessity of prior notice thereof to the Borrower or to any other Person.

3.4 CONVERSIONS AND ELECTIONS REGARDING TYPES OF ADVANCES AND INTEREST RATES.

(1) Advances may be converted from time to time from one Type of Advance to another, at the election of the Borrower or automatically in accordance with the provisions of this SECTION 3.4(1). The Borrower may from time to time elect: (i) to convert any Advance to another Type of Advance by changing the currency of such Advance or the type of interest rate applicable thereto; or
(ii) to have any LIBOR Advance continued as such Type of Advance by electing an additional Interest Period, subject in each case to the provisions of SECTIONS 3.1(3) and 3.6 and to the following provisions:

      (a)  FLOATING RATE ADVANCES. The Borrower may elect to convert a
           Floating Rate Advance as of any Business Day to a LIBOR Advance or a US Base Rate Advance, in a principal amount equal to the Equivalent US $ Amount of such Floating Rate Advance determined on the date of such conversion.

      (b)  US BASE RATE ADVANCE. The Borrower may elect to convert a US
           Base Rate Advance as of any Business Day to: (i) a Floating Rate Advance, in a principal amount equal to the Equivalent Cdn. $ Amount of such US Base Rate Advance determined on the date of such conversion; or (ii) a LIBOR Advance.

      (c) LIBOR ADVANCE. The Borrower may elect, effective on the last day of the then current Interest Period applicable thereto: (i) to convert a LIBOR Advance to (x) a Floating Rate Advance, in a principal amount equal to the Equivalent Cdn. $ Amount of such LIBOR Advance determined on the date of such conversion, or (y) a US Base Rate Advance; or (ii) to have such LIBOR Advance continued as such Type of Advance for an additional Interest Period. If the Borrower has made no such election, on the expiry of the then current Interest Period, such Advance shall be automatically converted to a US Base Rate Advance, effective on the last day of such Interest Period.

(2) Each such election shall be made on notice (an "ELECTION NOTICE") given by the Borrower to the Agent not later than 11:00 a.m. (Montreal time) at least three Business Days before the effective date of such election (which period, for greater certainty, may run concurrently with the notice period provided for in SECTION 4.7(I) with respect to the conversion of a Bankers' Acceptance or BA Equivalent Note which is to be converted into the Floating Rate Advance converted hereunder). Each Election Notice shall be substantially in the form of SCHEDULE 6 and shall specify, with respect to the outstanding Advance to which such Election Notice applies: (i) if the Type of such Advance is to be converted, the new Type of Advance selected, the effective date of such conversion and, if the new Type of Advance selected is a LIBOR Advance, the duration of the initial Interest Period applicable thereto; or (ii) if such Advance is a LIBOR Advance which is to continue as such Type of Advance for an additional Interest Period in whole or in part, the amount of such Advance to be continued, the duration of the additional Interest Period and, if part of such LIBOR Advance is to continue as a LIBOR Advance, the Type of Advance into which the balance is to be converted.

(3) The Borrower shall not in any Election Notice select an Interest Period which conflicts with the definition of Interest Period or with the repayments or prepayments provided for in this Agreement.

(4) Any conversion of an Advance under this Section shall not constitute a repayment under SECTION 2.5 or a prepayment under SECTIONS 2.6 or 2.7.

3.5 CONVERSIONS OF FLOATING RATE ADVANCES TO BANKERS' ACCEPTANCES OR BA EQUIVALENT NOTES.

(1) The Borrower may, subject to the provisions of this Agreement, convert the outstanding principal amount of a Floating Rate Advance, in whole or in part, to Bankers' Acceptances or BA Equivalent Notes, by giving a Drawing Notice in accordance with SECTION 4.2. The Borrower shall notify the Agent at the same time as the Borrower gives the Drawing Notice of the amount of any Floating Rate Advance to be converted. The Borrower may convert the Floating Rate Advance on any Business Day. If the Floating Rate Advance to be converted cannot be converted to an aggregate Face Amount of Bankers' Acceptances or BA Equivalent Notes in an amount which may be drawn as Bankers' Acceptances or BA Equivalent Notes under this Agreement, then the amount which cannot be so converted shall thereafter continue to be outstanding as a Floating Rate Advance, provided that if such amount is less than the minimum amount for Floating Rate Advances set out in SECTION 3.1(3)(A), it shall be repaid to the Agent for the Lenders.

(2) Where any Floating Rate Advances are to be converted, in whole or in part, to Bankers' Acceptances or BA Equivalent Notes, the Borrower shall repay and there shall become due and payable on the Drawing Date, the principal amount of such Advances which are so converted.

(3) Any conversion of an Advance under this Section shall not constitute a repayment under SECTION 2.5 or a prepayment under SECTION 2.6 or 2.7.

3.6 CIRCUMSTANCES REQUIRING US BASE RATE OR FLOATING RATE PRICING.

(1) If any Lender (the "DETERMINING LENDER") determines in good faith, and the Agent notifies the Borrower that: (i) by reason of circumstances affecting financial markets inside or outside Canada, deposits of US Dollars are unavailable to the Determining Lender; (ii) adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided in the definition of LIBOR or US Base Rate, as the case may be; (iii) the making or continuation of any US Dollar Advances has been made impracticable (x) by the occurrence of a contingency (other than a mere increase in rates payable by the Determining Lender to fund the Advances) which materially adversely affects the funding of the Credit Facilities at any interest rate computed on the basis of the LIBOR or the US Base Rate, as the case may be, or (y) by reason of a change since the date of this Agreement in any applicable Law or in the interpretation or application thereof by any Governmental Entity which affects the Determining Lender or any relevant financial market, and which results in the LIBOR or the US Base Rate, as the case may be, no longer representing the effective cost to the Determining Lender of deposits in such market for a relevant Interest Period or for Advances outstanding as US Base Rate Advances; or (iv) any change since the date of this Agreement to any present Law, or any future Law, or any change since the date of this Agreement therein or in the interpretation or application thereof by any Governmental Entity, has made it unlawful for the Determining Lender to make or maintain or to give effect to its obligation in respect of US Dollar Advances as contemplated hereby, then:

      (a) the right of the Borrower to select any affected Type of Advance in US Dollars from the Determining Lender shall be suspended until the Determining Lender determines in good faith that the circumstances causing such suspension no longer exist and the Agent so notifies the Borrower;

      (b) if any affected Type of Advance in US Dollars is not yet outstanding, any applicable Borrowing Notice (i) requesting a LIBOR Advance from the Determining Lender at any time when the right of the Borrower to select LIBOR Advances from the Determining Lender is suspended shall, if the Borrower has the right to select US Base Rate Advances from the Determining Lender at such time, be deemed to be amended to request a US Base Rate Advance or, if the Borrower does not have the right to select US Base Rate Advances from the Determining Lender at such time, such Borrowing Notice shall be deemed to be amended to request a Floating Rate Advance from the Determining Lender in a principal amount equal to the Equivalent Cdn. $ Amount of the LIBOR Advance requested from the Determining Lender determined on the date on which such Advance becomes denominated in Canadian Dollars; or (ii) requesting a US Base Rate Advance from the Determining Lender at any time when the right of the Borrower to select US Base Rate Advances from the Determining Lender is suspended, shall be deemed to be amended to request a Floating Rate Advance from the Determining Lender in a principal amount equal to the Equivalent Cdn. $ Amount of the US Base Rate Advance requested from the Determining Lender determined on the date on which such Advance becomes denominated in Canadian Dollars;

      (c) if any LIBOR Advance from the Determining Lender is already outstanding at any time when the right of the Borrower to select LIBOR Advances or US Dollar Advances from the Determining Lender is suspended, it and all other LIBOR Advances from the Determining Lender shall, if the Borrower has the right to select US Base Rate Advances from the Determining Lender at such time, become US Base Rate Advances from the Determining Lender on the last day of the then current Interest Period applicable thereto for, without prejudice to SECTION 10.9, on such earlier date as may be required to comply with any applicable Law) or, if the Borrower does not have the right to select US Base

           Rate Advances from the Determining Lender at such time, such LIBOR Advances shall become a Floating Rate Advance from the Determining Lender on the last day of the then current Interest Period applicable thereto (or, without prejudice to SECTION 10.9, on such earlier date as may be required to comply with any applicable
           Law) in a principal amount equal to the Equivalent Cdn. $ Amount of such LIBOR Advances from the Determining Lender determined on the date on which such Advance becomes denominated in Canadian Dollars; and

      (d)  if any relevant US Base Rate Advance from the Determining
           Lender is already outstanding at any time when the right of the Borrower to select US Base Rate Advances or US Dollar Advances from the Determining Lender is suspended, it and all other US Base Rate Advances from the Determining Lender in the same Borrowing shall become a Floating Rate Advance immediately, in a principal amount equal to the Equivalent Cdn. $ Amount of such US Base Rate Advances determined on the date on which such Advance becomes denominated in Canadian Dollars.

(2) If any Determining Lender notifies the Borrower that the right of the Borrower to select any Type of Advance in US Dollars from the Determining Lender is suspended pursuant to SECTION 3.6(1), then the Borrower may notify the Agent that it desires to replace the Determining Lender with one or more of the other Lenders, and the Agent shall then forthwith give notice to the other Lenders that any Lender or Lenders may, in the aggregate, acquire all (but not part) of the Determining Lender's Individual Commitment and all (but not part) of the rights and obligations of the Determining Lender under each of the other Credit Documents (but in no event shall any other Lender or the Agent be obliged to do so), provided that any discount to the price paid to such Determining Lender from the amounts outstanding hereunder shall first be approved by such Determining Lender. If one or more Lenders shall so agree in writing (each, an "AGREEING LENDER") each such Lender shall give notice to the Agent that it has agreed to make such acquisition, and shall acquire its pro rata share, determined on the basis of the relative Individual Commitments of the Agreeing Lenders, of such Individual Commitment and of the rights and obligations under the Credit Documents of the Determining Lender on a date and on other terms and conditions mutually acceptable to the Agreeing Lenders and the Determining Lender. On the date of such acquisition, the Agent shall give notice to each of the Agreeing Lenders and the Borrower setting out the amount of the Individual Commitments of each of the Agreeing Lenders and the amount of the Outstandings of the Determining Lenders acquired by each of the Agreeing Lenders and, upon the completion of such acquisition and the giving of such notice, the Determining Lender shall cease to be a "Lender" for purposes of this Agreement and shall no longer have any rights or obligations under the Credit Documents and the Agreeing Lenders shall have acquired and assumed all of such rights and obligations. Upon the assumption of the Determining Lender's Individual Commitment by an Agreeing Lender, SCHEDULE 1 shall be deemed to be amended to increase the Individual Commitment of such Agreeing Lender by the amount of such assumption.

                                   ARTICLE 4

                              BANKERS' ACCEPTANCES

4.1 ACCEPTANCES AND BA EQUIVALENT NOTES.

(1) Each of the Lenders agrees, on the terms and conditions of this Agreement and subject to the Borrower paying the applicable Drawing Fee to the Agent for the Lenders, (i) if such Lender is a BA Lender, to create acceptances ("BANKERS' ACCEPTANCES") by accepting Drafts of the Borrower, or (ii) if such Lender is a Non-BA Lender, to purchase BA Equivalent Notes of the Borrower, in each case if a Drawing is requested on the Closing and thereafter from time to time on any Business Day prior to the Relevant Maturity Date, which Drafts or BA Equivalent Notes have an aggregate Face Amount equal, subject to SECTION 4.2(2), to such Lender's Pro Rata Share of the total Accommodation being made by way of Bankers' Acceptances or BA Equivalent Notes.

(2) Each Drawing shall be in an aggregate amount of not less than $500,000 and in an integral amount of $100,000.

4.2 PROCEDURE FOR DRAWING.

(1) Each Drawing shall be made on notice (a "DRAWING NOTICE") given not later than 11:00 a.m. (Montreal time) at least two Business Days prior to the date of the proposed Drawing by the Borrower to the Agent. Each Drawing Notice shall be in substantially the form of SCHEDULE 7 and shall specify: (i) the requested date for such Drawing (the "DRAWING DATE"); (ii) the Credit Facility under which such Drawing is to be made; (iii) the aggregate Face Amount of Drafts to be accepted and BA Equivalent Notes to be purchased in Canadian Dollars; and
(iv) the contract maturity date for such Drafts and BA Equivalent Notes. The Borrower shall not in any Drawing Notice select a contract maturity date which ends after the Relevant Maturity Date or which conflicts with the repayments or prepayments provided for in this Agreement.

(2) Upon receipt of a Drawing Notice, the Agent shall advise each BA Lender of the aggregate Face Amount of the Bankers' Acceptances to be accepted by it, and advise each Non-BA Lender of the aggregate Face Amount of the BA Equivalent Note to be purchased by it. The aggregate Face Amount of the Bankers' Acceptances to be accepted by each BA Lender, and the aggregate Face Amount of the BA Equivalent Note to be purchased by each Non-BA Lender, shall be determined by the Agent by reference to the Pro Rata Shares of the Lenders, except that, if the Face Amount of a Bankers' Acceptance in the case of a BA Lender or the Face Amount of a BA Equivalent Note in the case of a Non-BA Lender would not be $100,000 or a whole multiple thereof, such Face Amount shall be increased or reduced by the Agent in its sole discretion to the nearest whole multiple of $100,000, even if, as a result of any such increase, the Total Outstandings in respect of such BA Lender or Non-BA Lender shall exceed its Individual Commitment.

4.3 AMOUNT AND TERM. Each Bankers' Acceptance or BA Equivalent Note (i) shall be in a Face Amount of not less than $500,000 and in an integral multiple of $100,000; and (ii) shall be dated the Drawing Date; and (iii) shall mature and be payable by the Borrower on a Business Day which occurs no less than one month and no more than six months after the Drawing Date.

4.4 COMPLETION OF DRAFTS. The receipt by the Agent of a Drawing Notice shall be each BA Lender's sufficient authority to complete, and each BA Lender shall, subject to the terms and conditions of this Agreement, not later than 11:00 a.m. (Montreal time) on the Drawing Date specified in such Drawing Notice, complete the pre-signed Drafts in accordance with such Drawing Notice and the advice of the Agent given pursuant to SECTION 4.2(2), and in the case of the Drafts so completed, such Drafts shall thereupon be deemed to have been presented for acceptance.

4.5 MAKING OF ACCOMMODATIONS.

(1) Each Lender shall transfer to the Agent on each Drawing Date (i) if such Lender is a BA Lender, the BA Discount Proceeds of all Bankers' Acceptances accepted by it on such Drawing Date (net of the applicable Drawing Fee in respect of such Bankers' Acceptances), or (ii) if such Lender is a Non-BA Lender, the amount of the BA Discount Proceeds of the Bankers' Acceptance that it would have been required to accept if it were a BA Lender (net of the applicable Drawing Fee in respect of the BA Equivalent Note purchased by it). The Agent shall make such amounts received by it from the Lenders available to the Borrower by depositing the same for value on the applicable Drawing Date to the Borrower's Canadian Dollar Account.

(2) Bankers' Acceptances accepted by a Lender hereunder may be held by it for its own account until maturity or sold by it at any time prior thereto in the relevant market therefor, in the Lender's sole discretion.

4.6 REIMBURSEMENT AT CONTRACT MATURITY DATE.

(1) Subject to SECTION 4.7, the Borrower shall pay to the Agent on behalf of a Lender in same day funds, and there shall become due and payable at 11:00 a.m. (Montreal time) on the contract maturity date for each Bankers' Acceptance or BA Equivalent Note, an amount in Canadian Dollars equal to the Face Amount of such Bankers' Acceptance accepted, or BA Equivalent Note purchased, by such Lender. Any payment made by the Borrower in respect of the Term Facility pursuant to this SECTION 4.6(1) shall be treated as an optional prepayment of the Term Facility under SECTION 2.7.

(2) If the Borrower fails on the contract maturity date for a Bankers' Acceptance or BA Equivalent Note to pay the Agent on behalf of any Lender pursuant to SECTION 4.6(1), or to convert or renew the Face Amount of such Bankers' Acceptance or BA Equivalent Note pursuant to SECTION 4.7, the unpaid amount due and payable to such Lender in respect of such Bankers' Acceptance or BA Equivalent Note shall automatically be converted to a Floating Rate Advance on the contract maturity date, and shall bear interest at a rate per annum equal to (i) until and including the third Business Day after such contract maturity date, 115% of the Floating Rate, and (ii) thereafter, the Floating Rate, in each case until such amount is paid in full.

(3) On each contract maturity date for a Bankers' Acceptance or BA Equivalent Note accepted or purchased, respectively, by a particular Lender, if the Drawing Fee Adjustment for such Bankers' Acceptance or BA Equivalent Note is
(i) a positive amount, the Agent on behalf of such Lender shall reimburse the Borrower, on such day, on account of the Drawing Fee paid by it in respect of such Bankers' Acceptance or BA Equivalent
Note, an amount equal to such positive amount, or (ii) a negative amount, the Borrower shall pay to the Agent on behalf of such Lender, on such day, as an additional Drawing Fee for such Bankers' Acceptance or BA

Equivalent Note, the amount equal to such negative amount. The Agent may, at its option, authorize the Borrower to deduct the amount described in Clause (i) of this SECTION 4.6(3) from the Borrower's payment obligation pursuant to
SECTION 4.6(1) or SECTION 4.6(2) in respect of the relevant Bankers' Acceptance or BA Equivalent Note. If the Agent on behalf of the relevant Lender pays the amount described in Clause (i) of this SECTION 4.6(3) to the Borrower, such Lender shall reimburse the Agent for the amount so paid by it on the date notice of such payment is given by the Agent to such Lender and, if such Lender fails to reimburse such amount to the Agent it shall bear interest at the rate per annum determined by the Agent in accordance with its usual practice for making similar loans to financial institutions of like standing as such Lender until such amount is paid by such Lender in full to the Agent.

4.7 RENEWAL OR CONVERSION OF BANKERS' ACCEPTANCES.

(1) For effect on the contract maturity date of a Bankers' Acceptance or BA Equivalent Note, the Borrower may elect: (i) to renew all or a portion of the Face Amount of such Bankers' Acceptance or BA Equivalent Note by giving a Drawing Notice in accordance with SECTION 4.2; or (ii) to have all or a portion of the Face Amount of such Bankers' Acceptance or BA Equivalent Note converted to a Floating Rate Advance, by giving a Borrowing Notice in accordance with
SECTION 3.2. If the Bankers' Acceptance or BA Equivalent Note to be converted cannot be converted into a Floating Rate Advance in an amount which may be outstanding as a Floating Rate Advance under this Agreement, then the amount which cannot be so converted shall be repaid to the Agent on behalf of the applicable Lender on the date of such conversion in accordance with SECTION 4.6.

(2) Any renewal or conversion of Bankers' Acceptances or BA Equivalent Notes under this SECTION 4.7 shall not constitute a repayment under SECTION 2.5 or a prepayment under SECTIONS 2.6 or 2.7.

4.8 WAIVER. The Borrower hereby renounces, and shall not claim, any days of grace for the payment at maturity of any Bankers' Acceptances or BA Equivalent Notes. The Borrower waives any defence to payment which might otherwise exist if for any reason a Bankers' Acceptance or BA Equivalent Note shall be held by a Lender in its own right at the maturity thereof, and the doctrine of merger shall not apply to any Bankers' Acceptance or BA Equivalent Note that is at any time held by a Lender in its own right.

4.9 OBLIGATIONS ABSOLUTE. The obligations of the Borrower with respect to Bankers' Acceptances and BA Equivalent Notes under this Agreement shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following circumstances:

      (i) any lack of validity or enforceability of any Draft accepted by a BA Lender as a Bankers' Acceptance or BA Equivalent Note purchased by a Non-BA Lender; or

      (ii) the existence of any claim, set-off, defence or other right which the Borrower may have at any time against the holder of a Bankers' Acceptance or BA

           Equivalent Note, a Lender or any other Person, whether in connection with this Agreement or otherwise.

4.10 PREPAYMENTS. Except as required by SECTIONS 2.5, 2.6 or 9.1, no repayment of a Bankers' Acceptance or BA Equivalent Note shall be made by the Borrower to the Agent for the Lenders prior to the contract maturity date of such Bankers' Acceptance or BA Equivalent Note. If the Borrower shall prepay any Bankers' Acceptance accepted by a Lender as required by SECTIONS 2.5, 2.6 or 9.1, then (unless such prepayment has been rescinded or otherwise is required to be returned by such Lender for any reason), as between the Borrower and such Lender, such Lender shall thereafter be solely responsible for the payment of the Face Amount of such Bankers' Acceptance to the holder thereof in accordance with the terms thereof.

4.11 CIRCUMSTANCES MAKING BANKERS' ACCEPTANCES UNAVAILABLE. If any Lender (other than a Non-BA Lender) determines in good faith, and the Agent notifies the Borrower that by reason of circumstances affecting the money market there is no market for Bankers' Acceptances, then the right of the Borrower to request a Drawing from any of the Lenders (including any Non-BA Lenders) shall be suspended until such Lender determines that the circumstances causing such suspension no longer exist and so notifies the Agent and the Agent notifies the Borrower. Any Drawing Notice which is outstanding at the time of such notice by the Agent shall be deemed to be a Borrowing Notice requesting a Floating Rate Advance in the principal amount equal to the requested Face Amount in such Drawing Notice.

4.12 PRESIGNED DRAFT FORMS. To enable the BA Lenders to create Bankers' Acceptances or complete Drafts in the manner specified in this ARTICLE 4, the Borrower shall supply the Agent with an appropriate number of Drafts in the form prescribed by each BA Lender, duly endorsed and executed in blank on behalf of the Borrower by any one or more of its officers in accordance with the Borrower's required signing authorities as evidenced by the Borrower's then current borrowing by-law and resolution, certified copies of which shall have been delivered to the Agent. Each BA Lender shall exercise such care in the custody and safekeeping of Drafts as it would exercise in the custody and safekeeping of similar property owned by it. The signatures of such officers may be mechanically reproduced in facsimile and Drafts and Bankers' Acceptances bearing such facsimile signatures shall be binding upon the Borrower as if they had been manually signed by such officers. Notwithstanding that any of the individuals whose manual or facsimile signature appears on any Draft as one of such officers may no longer hold office at the date thereof or at the date of its acceptance or purchase by a Lender hereunder or at any time thereafter, any Draft or Bankers' Acceptance so signed shall be valid and binding upon the Borrower. A Lender shall not be liable for its failure to accept a Bankers' Acceptance as required hereunder if the cause of such failure is, in whole or in part, due to the failure of the Borrower to provide Drafts, duly endorsed and executed on behalf of the Borrower, on a timely basis and the Borrower hereby agrees to indemnify and hold the Agent and each of the Lenders harmless from and against all Claims and Losses arising out of payment or negotiation of any Draft or Bankers' Acceptance which has not been duly endorsed and executed.

4.13 SCHEDULE 2 REFERENCE LENDERS. If only one Lender is a Schedule 2 BA Lender, that Schedule 2 BA Lender shall be deemed to be the Schedule 2 Reference Lenders and any applicable BA Discount Rate hereunder shall be determined on the basis of the BA Discount Rate provided by that Schedule 2 BA Lender. If more than one Lender is a Schedule 2 BA

Lender, then the Borrower and the Agent shall each designate a different Schedule 2 BA Lender to be a Schedule 2 Reference Lender for the purposes of this Agreement, provided that if the Borrower does not so designate, the Agent shall designate two Schedule 2 Reference Lenders.


                                   ARTICLE 5

                             CONDITIONS OF LENDING

5.1 CONDITIONS PRECEDENT TO FURTHER ACCOMMODATIONS UNDER REVOLVING FACILITY AND TERM FACILITY. The obligation of each of the Lenders to make further Accommodations under the Revolving Facility after the date hereof or the obligation of The Bank of Nova Scotia to make its initial Accommodation under the Term Facility is subject to the following conditions to be fulfilled or performed at or prior to the time of making such initial Accommodation, which conditions are for the exclusive benefit of the Agent and the Lenders and may be waived in whole or in part by the Agent with the approval of each of the Lenders in their sole discretion:

(1) DELIVERIES. The Agent shall have received, at or prior to the time of the making of the above-mentioned initial Accommodation under the Term Facility the following, each dated such day (or another day satisfactory to the Agent), in form, scope and substance satisfactory to the Agent and its counsel, each acting reasonably:

      (a)  copies, certified by a senior officer of the Borrower, of:
           (i) the constating documents and the by-laws of each of the Borrower and the Guarantors; (ii) the resolutions of the board of directors, or any duly authorized committee thereof, of each of the Borrower and the Guarantors approving the entering into of this Agreement and each Ancillary Agreement to which the Borrower or the Guarantors are a party; and (iii) all other instruments evidencing necessary corporate action of each of the Borrower and the Guarantors and of required Authorizations, if any, with respect to such matters (which condition was met at Closing and which condition need not be met by the Guarantors only in connection with the entering into and execution of this Agreement);

      (b) certificates of a senior officer of each of the Borrower and the Guarantors certifying the names and true signatures of its officers authorized to sign this Agreement and the Ancillary Agreements to which the Borrower or the Guarantors are a party (which condition was met at Closing and which condition need not be met by the Guarantors only in connection with the entering into and execution of this Agreement);

      (c) a certificate of status, compliance, good standing or like certificate with respect to each of the Borrower and the Guarantors issued by appropriate government officials of the jurisdiction of its incorporation and, to the extent such certificates are issued, of each jurisdiction in which it carries on business (which condition was met at Closing and which condition need not be met by the Guarantors only in connection with the entering into and execution of this Agreement);

      (d) a sworn declaration of a senior officer of the Borrower confirming (i) that the Borrower and each of its Subsidiaries is in compliance with all Environmental Laws (including Environmental Permits) or Environmental Orders in Canada and in other applicable foreign jurisdictions with environmental jurisdiction over the Borrower or any of its Subsidiaries and (ii) that the Borrower and its Subsidiaries shall have, all Environmental Permits which were or are required, as the case may be, in order to carry on their respective businesses and operations under such Environmental Laws, except where, in the case of both (i) and (ii) above, non-compliance therewith or failure to obtain same would not have had nor does have, individually or in the aggregate, a Material Adverse Effect (which condition was met at Closing);

      (e) a sworn declaration of a senior officer of the Borrower confirming no violation of, and compliance with, all applicable Laws and Authorizations by the Borrower and its Subsidiaries which, if breached, would have a Material Adverse Effect (which condition was met at Closing);

      (f) a sworn declaration of a senior officer of the Borrower confirming no violation of, and compliance with, all agreements (except where the violation or non-compliance would not singly or in aggregate have a Material Adverse Effect) and that all applicable consents and waivers required to consummate the Acquisition and the transactions contemplated thereby have been obtained (except where the failure to obtain such consents and waivers would not singly or in aggregate have a Material Adverse Effect) (which condition was met at Closing);

      (g) copies, certified by a senior officer of the Borrower, of all material documentation relating to the Acquisition, and all applicable consents, waivers, agreements, instruments, certificates, legal opinions and other documents relating to the Acquisition which are requested by the Agent, acting reasonably (which condition was met at Closing);

      (h) any certificates of officers of the Borrower or public officials, and any consents, acknowledgments, estoppel certificates, waivers, priority agreements and intercreditor agreements which are necessary or desirable in the opinion of the Agent, acting reasonably, in relation to the Credit Facilities (including to establish or confirm the rights or priorities of the Agent or any of the Lenders under any of the Credit Documents);

      (i) the Guarantees duly executed by each of the Guarantors and the Security Documents duly executed by the Borrower and by each of the Guarantors pursuant to ARTICLE 8 (which condition was met at Closing) and a confirmation by each Guarantor in respect of such Guarantees;

      (j) confirmation from its counsel that the Liens constituted by the Security Documents have been registered, filed and recorded in all jurisdictions where such registration, filing or recording is necessary or of advantage to the creation, perfection, preservation or protection of such Liens;

      (k)  evidence of the insurance policies required pursuant to
           SECTION 7.1(4) (which condition was met at Closing);

      (l) a legal opinion under the Laws of such jurisdictions as may be requested by the Agent or its counsel, each acting reasonably, subject to customary assumptions, qualifications, exclusions and limitations as are acceptable to the Agent and its counsel, each acting reasonably, of counsel to the Borrower and each of the Guarantors as to the due authorization, execution, delivery, legality, validity, binding nature and enforceability of this Agreement and each of the Ancillary Agreements to which the Borrower or any Guarantor is a party, the valid creation, the due perfection, protection and preservation and, in such jurisdictions where such opinions are customary, the applicable priority or ranking of the Liens constituted by the Security Documents, and such other matters as counsel to the Agent may reasonably request (which condition was met at Closing and which condition need not be met by the Guarantors only in connection with the entering into and execution of this Agreement); and

      (m) such other certificates and documentation as the Agent may reasonably request to give effect to this Agreement.

(2) PROCEEDINGS. All proceedings to be taken in connection with the transactions contemplated by this Agreement, any Ancillary Agreement or any documentation relating to the Acquisition and to the Nomadic Acquisition shall be reasonably satisfactory in form and substance to the Agent acting reasonably, and the Agent shall have received copies of all such instruments and other evidence as it may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

(3) NO DEFAULT OR EVENT OF DEFAULT. No Default or Event of Default would occur as a consequence of the consummation of the Acquisition or to the Nomadic Acquisition and the transactions contemplated thereby.

(4) NO AMENDMENTS. There shall have been no material amendment to any of the documentation relating to the Acquisition and to the Nomadic Acquisition which has not been approved by the Agent, acting reasonably.

(5) ACQUISITION AND NOMADIC ACQUISITION. All conditions precedent to the consummation of the Acquisition and to the Nomadic Acquisition shall have been met and shall not have been waived.

(6) OTHER CONDITIONS. The conditions set forth in SECTION 5.2 shall have been fulfilled or performed.

(7) FEES. First Chicago NBD Bank, Canada, The Chase Manhattan Bank of Canada and The Bank of Nova Scotia shall have received payment from the Borrower of all Fees payable at or prior to the date hereof in the respective amounts and at the respective rates separately agreed between the Borrower and First Chicago NBD Bank, Canada, The Chase Manhattan Bank of Canada and The Bank of Nova Scotia.

5.2 CONDITIONS OF ALL ACCOMMODATIONS. At any time, the obligation of each of the Lenders to make an Accommodation and the right of the Borrower to deliver an Accommodation Notice shall be subject to the conditions, which conditions are for the exclusive benefit of the Agent and the Lenders and may be waived in whole or in part by the Agent with the approval of the Majority Lenders in their sole discretion, that on the date of such Accommodation, and after giving effect thereto and to the application of proceeds therefrom:

(1) FACILITY LIMITS. The Outstandings under each Credit Facility shall not exceed the limits specified in SECTION 2.2.

(2) TRUTH OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Borrower contained in this Agreement or in any Ancillary
Agreement to which it is a party or in any report or other document delivered to the Agent or any of the Lenders, and the representations and warranties of each of the Guarantors contained in any Ancillary Agreement to which it is a party or in any report or other document delivered to the Agent or any of the Lenders, shall be true and correct in all material respects as of such date with the same force and effect as if such representations and warranties had been made on and as of such date, except to the extent that any such representation or warranty related to an earlier date and except for changes therein expressly permitted or expressly contemplated by this Agreement.

(3) NO DEFAULT OR EVENT OF DEFAULT. No Default or Event of Default has occurred and is continuing.

5.3 CONDITION PRECEDENT TO INITIAL ACCOMMODATION UNDER THE REVOLVING FACILITY. The obligation of each of the Lenders to make further Accommodations under the Revolving Facility after the date hereof is subject to the additional condition, which condition is for the exclusive benefit of the Agent and the Lenders under the Term Facility, that the initial Accommodation shall have been made by The Bank of Nova Scotia in an amount equal to the full amount of the Individual Commitment of The Bank of Nova Scotia under the Term Facility (or are being made contemporaneously with the above-mentioned further Accommodations under the Revolving Facility) to the Borrower.


                                   ARTICLE 6

                         REPRESENTATIONS AND WARRANTIES

6.1 REPRESENTATIONS AND WARRANTIES. To induce the Agent and each of the Lenders to make Accommodations available hereunder, the Borrower represents and warrants to the Agent and each of the Lenders each of the representations and warranties set out below. Each of the representations and warranties contained in this SECTION 6.1 shall be deemed to be made and repeated by the Borrower at the time and date of each Accommodation.

(1) STATUS AND POWER. The Borrower and each of its Subsidiaries is a corporation duly incorporated and organized and validly subsisting under the Laws of its jurisdiction of incorporation, and has full corporate power and capacity to own its Property and to carry on the Business as now conducted by it and its Subsidiaries. The Borrower and each of its Subsidiaries has obtained all material Authorizations required in respect of its operations, and is not in default and has received no notice of any Claim or default, with respect to any such material Authorizations. Each of the Borrower and its Subsidiaries is duly qualified, licensed or registered to carry on business in the jurisdictions in which the nature of its Property or the business carried on by it make such qualification, licence or registration necessary except where the failure to obtain such qualification, licence or registration would not result in a Material Adverse Effect.

(2) CORPORATE AUTHORIZATION. Each of the Borrower and its Subsidiaries has full corporate power and capacity and full legal right to enter into and perform its obligations under this Agreement and all other Credit Documents and all documents relating to the Acquisition and the Nomadic Acquisition to which it is or will be a party and, in the case of the Borrower, to obtain Accommodations hereunder, and each of the Borrower and its Subsidiaries has or will have by Closing taken all corporate action necessary to be taken by it to authorize such acts.

(3) ENFORCEABILITY OF AGREEMENT. This Agreement and any other Credit Documents and all the documents relating to the Acquisition and to the Nomadic Acquisition to which the Borrower or any of its Subsidiaries is a party constitute legal, valid and binding obligations of each of the Borrower and its Subsidiaries enforceable against them in accordance with their respective terms, subject only to any limitation under applicable Laws relating to: (i) bankruptcy, insolvency, reorganization, moratorium or creditors' rights generally; and (ii) the discretion that a court may exercise in the granting of equitable remedies.

(4) REAL ESTATE AND LEASEHOLD REAL ESTATE. EXHIBIT 6.1(4)(A) indicates as of the date of this Agreement each location thereon which is not Real Estate of the Borrower, the Landlord or the Depositary of such location and the address of such Landlord or Depositary. All leases or other agreements with the respective Landlord or Depositary relating to such locations are in good standing and the Borrower is not in default in payment of rent or in the performance of its material obligations thereunder. In addition, to the knowledge of the Borrower, the Landlords or Depositaries thereunder are not in material breach of any of their obligations thereunder. No set of facts exists which after notice or lapse of time or both or otherwise would result in a breach or default under any of the said leases or other agreements which would result in a Material Adverse Effect if such lease or other agreement were terminated by the Landlord or Depositary pursuant to such breach or default.
EXHIBIT 6.1(4)(B) indicates thereon as of the date of this Agreement each location which is Real Estate of the Borrower or any of the Guarantors and identifies the owner of such Real Estate.

(5) INSURANCE POLICIES. All of the Property of the Borrower and its Subsidiaries is insured against loss or damage to the extent, and in the manner, described in SECTION 7.1(4). The proceeds of such policies are payable to the Borrower or the appropriate Subsidiary and, in respect of any insured Collateral, to the Agent.

(6)  ENVIRONMENTAL DISCLOSURE.

      (a) COMPLIANCE WITH ENVIRONMENTAL LAWS. The Business has been and is being operated, and the Leasehold Real Estate and the Real Estate or any of the Property currently owned or leased by or under the charge, management or control of the Borrower or any of its Subsidiaries has been and are being owned, operated, managed and/or controlled by the Borrower and its Subsidiaries in compliance with all applicable Environmental Laws or

           Environmental Orders, except in each the foregoing instances for such non-compliance which could not reasonably be expected to have a Material Adverse Effect. Since June 25, 1997, none of the Borrower, any of its Subsidiaries nor any of its directors or officers has ever (i) been convicted of any offence for non-compliance with any applicable Environmental Laws or Environmental Orders, except for any such conviction which could not reasonably be expected to have a Material Adverse Effect; (ii) been fined an amount for non-compliance under any applicable Environmental Laws or Environmental Orders, except for any such fine which could not reasonably be expected to have a Material Adverse Effect; or (iii) settled any prosecution short of conviction for an amount for non-compliance under any applicable Environmental Laws or Environmental Orders, except for any such amount which could not reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing:

      (i) ENVIRONMENTAL PERMITS. The Borrower and its Subsidiaries hold and are conducting the Business in compliance with all Environmental Permits which are required for the operation of such Business, except for such absence or non-compliance which could not reasonably be expected to have a Material Adverse Effect. All such Environmental Permits are valid and in full force and effect and, no notice of unremedied violation thereof has been formally issued by any Governmental Entity pursuant to any applicable Environmental Laws, and no material proceeding is pending or to the knowledge of the Borrower, threatened, relating to a violation of any applicable Environmental Laws or Environmental Orders, which will review, make subject to additional limitations or conditions, suspend, revoke, terminate or limit any such material Environmental Permits, except for any absence, violation, proceeding which could not reasonably be expected to have a Material Adverse Effect.

      (ii) DEALING WITH SUBSTANCES. None of the Borrower nor any of its Subsidiaries (A) has used or uses any of the Leasehold Real Estate or the Real Estate to generate, manufacture, refine, treat, transport, store, handle, recycle, dispose of, deposit, transfer, produce or process Hazardous Substances, except in compliance with all applicable Environmental Laws, Environmental Permits and Environmental Orders, except for such non-compliance which could not reasonably be expected to have a Material Adverse Effect; or (B) disposed or disposes of, treats, transports or stores any waste or other Substance except in compliance with all applicable Environmental Laws, Environmental Permits and Environmental Orders, except for such non-compliance which could not reasonably be expected to have a Material Adverse Effect.

     (iii) ENVIRONMENTAL REPORTS. Since June 25, 1997, the Borrower and its Subsidiaries have made all reports required by any applicable Environmental Laws or Environmental Orders to any appropriate Governmental Entity on the happening of all events which are required to be so reported pursuant to any applicable Environmental Laws or Environmental Orders, except for such non-compliance which could not reasonably be expected to have a Material Adverse Effect.

      (iv) RECORD KEEPING. Since June 25, 1997, the Borrower and its Subsidiaries have maintained all environmental and operating documents and records relating to the Leasehold Real Estate and Real Estate and the Business in the manner and for the periods required by all Environmental Laws and Environmental Permits, except for such non-compliance which could not reasonably be expected to have a Material Adverse Effect.

      (b) ENVIRONMENTAL LIABILITIES. Except for expenses relating to ordinary course of business, neither the Borrower nor any of its Subsidiaries has any liability caused by the activities, acts or omissions of the Borrower nor any of its Subsidiaries nor, to the knowledge of the Borrower, caused by the activities, acts or omissions of any other Person, arising under or in connection with any applicable Environmental Laws or Environmental Orders, including any Environmental Liabilities and Costs, which in each instance could, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. To the knowledge of the Borrower, there is no past fact, condition or circumstances caused by the activities, acts or omissions of the Borrower nor any of its Subsidiaries, or caused by any other Person, and relating to the Business, the Leasehold Real Estate or the Real Estate or any other Property currently or formerly owned or leased by the Borrower or any of its Subsidiaries, that could result in any liability arising under or in connection with Environmental Laws or Environmental Orders, including any Environmental Liabilities and Costs, except for expenses relating to the ordinary course of business and except where such liabilities could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries is currently subject to an Environmental Notice concerning any liability caused by the activities, acts or omissions of the Borrower or any of its Subsidiaries in violation of any applicable Environmental Laws or Environmental Orders, nor do, to the knowledge of the Borrower, any reasonable grounds exist which would give rise to the issuance of any Environmental Notice to the Borrower or any of its Subsidiaries concerning liability due to the violation of any applicable Environmental Laws, except for such Environmental Notices which could not reasonably be expected to have a Material Adverse Effect.

      (c)  DISCLOSURE REGARDING PROPERTIES. None of the Leasehold Real
           Estate or Real Estate or any other Property currently or formerly owned or leased by the Borrower or any of its Subsidiaries or under the charge, management or control of any of them has been used or is used by the Borrower or any of its Subsidiaries or any Person authorized to do so by any of the foregoing, as a landfill site, a waste disposal site, or as a location for the disposal of Hazardous Substances or waste in violation of any applicable Environmental Laws or Environmental Orders, except for such non-compliance or violation which could not reasonably be expected to have a Material Adverse Effect.

      (d) REMEDIAL ACTION. No Remedial Action is currently being taken by the Borrower or any of its Subsidiaries and no Environmental Notice given by any Governmental Entity has been received by the Borrower or any of its Subsidiaries nor do, to the knowledge of the Borrower, any reasonable grounds exist which would give rise to the issuance of any Environmental Notice by any

           Governmental Entity, that any Remedial Action, resulting from the activities, acts or omissions of the Borrower or any of its Subsidiaries, is required to be taken by such entity as a condition of continued compliance with any Environmental Permits, Environmental Laws or Environmental Orders, except for such Remedial Action which in each of the foregoing instances could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

      (e)  SITE DESIGNATED FOR CLEAN-UP.  To the knowledge of the
           Borrower, without inquiry of any Governmental Entity, none of the Leasehold Real Estate and Real Estate or Properties formerly owned or leased by or under the management or control of the Borrower or any of its Subsidiaries is identified by any Governmental Entity for investigation out of the ordinary course of business or clean-up pursuant to any Environmental Laws or Environmental Orders, which in each of the foregoing instances could reasonably be expected to result in a Material Adverse Effect.

(7) BANK ACCOUNTS. The only banks, trust companies and other financial institutions (other than the Agent) in which any Collateral described in Clause
(iii) of the definition thereof is held or invested as of the date of this Agreement, together with the numbers of all accounts in which such Collateral is held or invested, are set out in EXHIBIT 6.1(7).

6.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All the representations and warranties of the Borrower contained in SECTION 6.1 shall survive the execution and delivery of this Agreement and shall continue in full force and effect and be deemed made on the date of each Accommodation until all Outstandings hereunder have been repaid and the Credit Facilities have been terminated notwithstanding any investigation made at any time by or on behalf of the Agent or any of the Lenders.

6.3 NO REPRESENTATIONS BY LENDERS. No representation, warranty or other statement made by the Agent or any one or more of the Lenders in respect of the Credit Facilities, the Credit Documents or any Accommodation made hereunder shall be binding on such Person unless made by it in writing as a specific amendment to this Agreement or any of the other Credit Documents, as the case may be.


                                   ARTICLE 7

                           COVENANTS OF THE BORROWER

7.1 AFFIRMATIVE COVENANTS. So long as there are any Outstandings hereunder or the Credit Facilities have not been terminated, and unless the Agent with the approval of the Majority Lenders shall otherwise consent, the Borrower shall:

(1) REPORTING AND DELIVERIES. Cause to be delivered to the Agent the following documents, in form, scope and substance satisfactory to the Agent, acting reasonably:

      (a) the quarterly and annual consolidating financial statements of Holdings in the same manner and within the same time periods provided for in the Amended and Restated Credit Agreement.

      (b) after the occurrence of any Default which is continuing, promptly upon receipt thereof, a copy of each management letter or report submitted to the board of directors (or any committee thereof) or senior management of the Borrower or any of its Subsidiaries by the Borrower's independent auditors in connection with any annual, interim or special audit made by them of the books of the Borrower or any of its Consolidated Subsidiaries;

      (c) promptly (after the chief executive officer, the chief operating officer, the chief financial officer, the treasurer or the controller of the Borrower or any Subsidiary becomes aware thereof) of the occurrence of any Default or Event of Default and, upon request of the Agent from time to time during the continuance of such Event of Default, a statement of the chief financial officer or other senior officer of the Borrower setting forth the details of such Default or Event of Default and the action which the Borrower proposes to take or has taken with respect thereto;

      (d) promptly after receipt or the commencement thereof, notice of all Claims, pending or, to the knowledge of the Borrower, threatened in writing against (i) the Borrower or any of its Subsidiaries, which Claims could reasonably be expected to have a Material Adverse Effect or (ii) any of the Collateral in respect of an amount exceeding $250,000; and

      (e) such other information and reports relating to the Borrower, any of its Subsidiaries, their respective Property (including the Collateral), or the Business, as the Agent may from time to time reasonably (with respect to frequency as well as scope) request.

(2) ENVIRONMENTAL REPORTING. Promptly, and in any event within five days of any senior officer of the Borrower or any other officer of the Borrower responsible for matters relating to the Environment becoming aware of its existence, notify the Agent in writing of any Environmental Notice (providing available details and further additional details if applicable, within a reasonable period of any actions taken by the Borrower in response) which could reasonably be expected to give rise to: (i) Environmental Liabilities and Costs of $250,000 or more, or (ii) any violation of Environmental Laws involving the possible imposition of a fine of $250,000 or more or where a Governmental Entity requires or notifies the Borrower or any of its Subsidiaries that it may require the shutting down of any facility forming part of the Property of the Borrower and its Subsidiaries for a period in excess of 72 hours; and promptly from time to time thereafter, notify the Agent in writing of each material change (whether or not adverse) in the status of the foregoing.

(3) ENVIRONMENTAL AUDITS AND POLICY. Take, and shall cause each of its Subsidiaries, in the exercise of its reasonable business judgment, to take prompt and appropriate action to respond to any material non-compliance with Environmental Laws, Environmental Permits or Environmental Orders or to any Release or threatened Release of a Hazardous Substance which is in contravention of applicable Environmental Laws, Environmental Permits or Environmental Orders, and shall regularly report to the Agent on such response. Have, and shall cause each of its Subsidiaries to have, a comprehensive environmental management policy in place as well as ensure that all officers and employees of the Borrower and its Subsidiaries comply with such policy in all material respects in relation to the Business.

(4) INSURANCE. Maintain, and cause each of its Subsidiaries to maintain, such insurance, to such extent and against such hazards and liabilities, as is customarily maintained by Persons carrying on business in the same industry and in the applicable country and in a similar location to the extent that such insurance is available at commercially reasonable rates, and furnish to the Agent in sufficient quantity for distribution to each Lender, upon written request, certificates evidencing the insurance carried by the Borrower or any Subsidiary of the Borrower. Notwithstanding the foregoing, all such insurance shall have the following characteristics:

      (i) insure the Inventory against loss or damage by fire and other insurable hazards for the full insurable value thereof subject to a reasonable deductible amount and name the Agent (for its own account and for the account of the Lenders) as loss payee in respect of property damage insurance covering the Inventory and as an additional named insured in respect of third party liability insurance; the whole as its interest may appear;

      (ii) if it is cancelled or amended for any reason whatsoever, or the same is allowed to lapse for non-payment of premium, notice of such cancellation, amendment or lapse shall not be effective as to the Agent or the Lenders for 30 days after receipt by them of notice of such cancellation, amendment or lapse from the insurers, or as otherwise agreed by the Agent; and

     (iii) in respect of the interest of the Agent and the Lenders in such insurance, the insurance shall not be invalidated by any action or inaction of the Agent or the Lenders and shall (other than in the case of liability insurance) insure the Agent and the Lenders regardless of any breach or violation of any warranty, declaration or condition contained in such policies by the Borrower or any of its Subsidiaries.

(5) PROTECT LIENS. At all times take or cause to be taken, at the reasonable request of the Agent, all action necessary or reasonably desirable to create, maintain, register, record, file, perfect, protect and preserve the Liens provided for under the Security Documents under all applicable Laws (including the Laws of each jurisdiction in which each account debtor of each Account included in Collateral is located) and obtain and deliver to the Agent, a Landlord's Letter duly executed by each Landlord of premises that is Leasehold Real Estate at which any Collateral is located at any time and a Depositary's Letter duly executed by each Depositary of premises other than Leasehold Real Estate and Real Estate at which any Collateral is located at any time.

(6) PAYMENTS. Pay all amounts of principal, interest, Fees, costs and expenses owing hereunder by the Borrower on the dates, at the times and at the places specified in this Agreement or under any other Credit Document.

(7) PROCEEDS. Obtain and deliver to the Agent a subordination and postponement in favour of the Agent by each bank, trust company or other financial institution in which any Collateral described in Clause (ii) of the definition thereof is held or invested, including a waiver of all its rights of set-off and compensation in respect thereof, all in form, scope and substance satisfactory to the Agent and its counsel, each acting reasonably. Deposit and cause each of its Subsidiaries to deposit all proceeds of Dispositions of Inventory and collections of Accounts in bank accounts maintained with First Chicago NBD Bank, Canada, in the bank accounts listed in EXHIBIT 6.1(7) or in bank accounts maintained with another bank acceptable to the Agent, acting reasonably, all of which bank accounts will at all times be subject to a valid, enforceable and perfected first priority Lien in favour of the Agent for itself and the Lenders and a waiver of any right of the bank in question to exercise a right of set-off or compensation against amounts standing to the credit of the Borrower or such Subsidiary.

(8) FURTHER ASSURANCES. At its cost and expense, upon request of the Agent, duly execute and deliver or cause to be duly executed and delivered to the Agent such further instruments and other documents and do and cause to be done such further acts as may be necessary or desirable in the reasonable opinion of the Agent to carry out more effectually the provisions and purposes of the Credit Documents.

                                   ARTICLE 8

                                    SECURITY

8.1 GUARANTEES. The Borrower shall cause each of the Guarantors to execute and deliver to the Agent a Guarantee.

8.2 SECURITY. The Borrower shall execute and deliver the Security Documents in form and substance satisfactory to the Agent, acting reasonably, to the Agent and the Lenders as and when required hereunder or under the Ancillary Agreements, and shall grant exclusive first priority perfected Liens in, on or over all the Collateral in Canada and, if reasonably practicable, elsewhere, as continuing collateral security for the payment and performance by the Borrower of all of its obligations, indebtedness and liabilities, present and future, under or relating to the Credit Facilities, whether hereunder or under any of the other Credit Documents. The Borrower shall cause SportRack to execute and deliver the pledge agreement forming a part of the Security Documents in form and substance satisfactory to the Agent, acting reasonably, to the Agent and the Lenders as and when required hereunder and to grant an exclusive first priority perfected Lien in, on or over 100 Class A common shares in the capital stock of the Borrower as continuing collateral security for the payment and performance by SportRack of all of its obligations, indebtedness and liabilities, present and future, under the Guarantee to which it is a party. The Borrower shall cause each of SportRack and Holdings to execute the Security Documents to which it is a party (other than the pledge agreement mentioned in the preceding sentence) in form and substance satisfactory to the Agent, acting reasonably, and shall deliver same to the Agent and Lenders as and when required hereunder and to grant a perfected Lien in, on or over all of the personal property of each of SportRack and Holdings as continuing collateral security for the payment and performance by each of SportRack and Holdings of all of its obligations, indebtedness and liabilities, present and future, under the Guarantee to which it is a party.

8.3 REGISTRATIONS.

(1) The Agent may (without any obligation to do so), at the Borrower's reasonable expense, register, file or record the Liens constituted by the Security Documents in all jurisdictions where such registration, filing or recording is necessary or of advantage to the creation, perfection, preservation or protection of such Liens.

(2) The Agent may (without any obligation to do so), at the Borrower's reasonable expense, renew such registrations, filings and recordings from time to time as and when required or of advantage to keep them in full force and effect. The Borrower acknowledges that the forms of the Security Documents have been prepared based upon the Laws of the jurisdictions indicated therein as being applicable thereto in effect at the date hereof and that such Laws may change. The Borrower agrees that, following prior Notice to and consultation with the Borrower, the Agent shall have the right (without any obligation to do so) to require that the forms of the Security Documents be amended or supplemented, at the reasonable expense of the Borrower, to reflect any changes in such Laws, whether arising as a result of statutory amendments, court decisions or other similar changes, in order to confer upon the Agent and the Lenders under the Revolving Facility the Liens intended to be created thereby.


                                   ARTICLE 9

                               EVENTS OF DEFAULT

9.1 EVENTS OF DEFAULT. If any of the following events, conditions or circumstances (each an "EVENT OF DEFAULT") shall occur and be continuing:

      (a) the Borrower shall fail to pay any portion of: (i) any Outstandings due hereunder on the date when due hereunder; or (ii) any interest, Fees or other amounts due hereunder within three Business Days of notice being given by or on behalf of the Agent to the Borrower to pay any such amount;

      (b) any representation or warranty or certification made or deemed to be made by the Borrower or any of the Guarantors (or any director or officer thereof) pursuant to or in connection with any of the Credit Documents delivered to the Agent or any one or more of the Lenders shall prove to have been incorrect in any respect when made or deemed to be made;

      (c) the Borrower or any of the Guarantors shall fail to perform or observe any other term, covenant or agreement contained in any of the Credit Documents on its part to be performed or observed and such failure shall remain unremedied for 30 days after the earlier of (i) written notice thereof having been given to the Borrower by the Agent or (ii) a senior officer of the Borrower or a Guarantor having become aware thereof unless the Borrower has given written notice to the Agent of such failure within five Business Days of becoming aware thereof in which event the 30 day period shall begin to run from the date referred to in Clause (i) of this SECTION 9.1(C);

      (d) at any time and for any reason, (i) any Credit Document, as a whole that materially affects the ability of the Agent or of any of the Lenders to enforce the obligations and liabilities of the Borrower under this Agreement or of the Borrower and the Guarantors under any of the Ancillary Agreements or to enforce their rights against the Collateral or against the shares in the share capital of the Borrower which are pledged in favour of the Agent, ceases to be in full force and effect or any of the Borrower, any of its Subsidiaries or any of the Guarantors seeks to repudiate its obligations and liabilities thereunder and the Liens intended to be created thereby are, or any of the Borrower or any such Subsidiary or Guarantor seeks to render such Liens, invalid and unprotected, or (ii) Liens on Collateral with a fair market value in excess of $500,000 or on the shares in the share capital of the Borrower pledged in favour of the Agent and contemplated by the Security Documents shall, at any time and for any reason, be invalidated or otherwise not be in full force and effect, or such Liens shall not have the priority contemplated by this Agreement or the Credit Documents;

      (e) a Default (as defined in the Amended and Restated Credit Agreement) occurs under the Amended and Restated Credit Agreement;

      (f) the Borrower or any of its Subsidiaries shall: (i) become insolvent (as such expression is defined in or construed under any applicable Insolvency Law) or generally not pay its debts as such debts become due; (ii) admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; (iii) file a notice of intention to file a proposal under any applicable Insolvency Law; (iv) institute or have instituted against it any proceeding seeking (x) to adjudicate it a bankrupt or insolvent, (y) any liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any applicable Insolvency Law, or (z) the entry of an order for relief or the appointment of a receiver, interim receiver, receiver and manager, assignee, liquidator, sequestrator, trustee or other similar official for it or for any substantial part of its Property; or (v) take any corporate action to authorize any of the foregoing actions; unless in the case of any proceeding instituted against the Borrower or any of its Subsidiaries, as the case may be, and referred to in (iv),
           (x), (y) or (z) above, such proceeding is stayed or dismissed within 60 days from the institution thereof; or

      (g)  a Change of Control occurs;

then, and in any such event, the Agent may and the Agent shall, if so instructed by the Majority Lenders at any time, by written notice to the
Borrower: (i) terminate the obligation of the Lenders or any one or more of them to make further Accommodations hereunder; and/or (ii) demand repayment of all indebtedness of the Borrower to the Agent or any of the Lenders, whereupon the principal amount of all outstanding Advances and an amount equal to the Face Amount of each Bankers' Acceptance and BA Equivalent Note for which the Agent or any of the Lenders is then contingently liable and all interest and Fees accrued hereunder, and all other amounts payable under this Agreement shall become forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; and/or (iii) enforce its rights under the Guarantees and the Liens constituted by the Security Documents and any other Lien now or hereafter held by the Agent; PROVIDED, HOWEVER, that upon any Event of Default specified in
SECTION 9.1(F), the obligation of the Lenders or any one or more of them to make further Accommodations hereunder shall automatically terminate and the principal amount of all outstanding Advances and an amount equal to the Face Amount of each Bankers' Acceptance and BA Equivalent

Note for which the Agent or any of the Lenders is then contingently liable and all interest and Fees accrued hereunder, and all other amounts payable under this Agreement shall automatically become forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower.

9.2 EXPENSE OF AGENT. Upon the occurrence of any Default or Event of Default which has not been waived and is continuing, the Agent may take any action it considers advisable in its sole discretion, and shall take any action the Majority Lenders consider advisable in their sole discretion to remedy the effect of such Default or Event of Default. The Borrower shall pay to the Agent, upon demand, all reasonable expenses, costs and charges incurred by or on behalf of the Agent in connection with: (i) any remedial action taken pursuant to this Section; (ii) any obligation of the Borrower or any of the Guarantors to the Agent or any one or more of the Lenders hereunder or under any Ancillary Agreement; or (iii) the realization of the Collateral, including all reasonable legal fees, court costs, appraisal fees, receiver's or agent's remuneration and other expenses of taking possession of, repairing, protecting, insuring, preparing for disposition, realizing, collecting, selling, transferring, delivering or obtaining payment of the Collateral.

9.3 RIGHT TO COMBINE AND SET-OFF. Upon the occurrence and during the continuance of any Default or Event of Default, the Agent or any one or more of the Lenders is hereby authorized at any time and from time to time, to the fullest extent permitted by Law, to combine, set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Agent or such Lender to or for the credit or the account of the Borrower or any of the Guarantors with or against any and all of the obligations of the Borrower or any of the Guarantors now or hereafter existing under any of the Credit Documents, whether actual or contingent, matured or not, irrespective of whether or not the Agent shall have made any demand under any of the Credit Documents and although such obligations may be unmatured. The Agent or such Lender agrees promptly to notify the Borrower after any such combination or set-off and application made by the Agent or such Lender provided that the failure to give such notice shall not affect the validity of such combination or set-off and application. The rights of the Agent and the Lenders under this SECTION 9.3 are in addition to other rights and remedies (including other rights of combination and set-off) which the Agent or the Lenders may have.

9.4 REMEDIES CUMULATIVE. The remedies provided for in this Agreement and each Ancillary Agreement are cumulative and do not exclude any other right or remedy provided by Law.


                                   ARTICLE 10

                     PAYMENTS, COMPUTATIONS AND INDEMNITIES

10.1 TIMING OF PAYMENTS UNDER THIS AGREEMENT, ETC.

(1) Unless otherwise expressly provided in this Agreement, the Borrower shall make any payment required to be made by it to the Agent not later than 11:00 a.m. (Montreal time) on the date such payment is due.

(2) Unless otherwise expressly provided in this Agreement, the Agent shall make any Accommodation or other payment to the Borrower hereunder by crediting or causing the crediting of the Borrower's Canadian Dollar Account or the Borrower's US Dollar Account, as the case may be, with the amount of such Accommodation not later than 2:00 p.m. (Montreal time) on the date such Accommodation is to be made.

(3) The Borrower hereby authorizes the Agent, if and to the extent payment owed to the Agent by the Borrower is not made when due hereunder, to charge from time to time against the Borrower's accounts with the Agent any amount so due.

(4) Unless otherwise expressly provided in this Agreement, each Lender shall make any payment required to be made by it to the Agent hereunder at the Agent's head office in Toronto not later than 11:00 a.m. (Montreal time) on the date such payment is due.

10.2 PAYMENTS ON NON-BUSINESS DAYS. Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, as the case may be. If any such extension would cause payment of interest on a LIBOR Advance to be made in the next following calendar month, such payment shall be made on the last preceding Business Day.

10.3 OVERDUE AMOUNTS. All amounts owed by the Borrower to the Agent or any of the Lenders which are not paid when due (whether at stated maturity, on demand, by acceleration or otherwise) shall bear interest (both before and after judgment), from and including the date on which such amount is due until such amount is paid in full, calculated daily and payable for each calendar month period or part thereof, as the case may be, in arrears on the first day of the following month, at a rate per annum equal at all times, in the case of amounts payable in Canadian Dollars, to the rate per annum payable in respect of Floating Rate Advances plus 2% per annum and, in the case of amounts payable in US Dollars, to the rate per annum payable in respect of US Base Rate Advances plus 2% per annum.

10.4 APPLICATION OF PROCEEDS.

(1) Subject to SECTION 2.10, all amounts received by the Agent after the occurrence of an Event of Default from or in respect of the Borrower or any of the Guarantors or as proceeds of the Collateral in connection with any realization or enforcement proceedings under the Security Documents, in respect of any contingent liability of the Agent or any of the Lenders which has not yet become due or expired (i) shall be held by the Agent in trust until such liability becomes due or expires, whichever is earlier; and (ii) shall be applied at such time in accordance with SECTION 10.4(2).

(2) Subject to SECTION 2.10, all amounts received by the Agent after the occurrence of an Event of Default from or in respect of the Borrower or any of the Guarantors or as proceeds of the Collateral in connection with any realization or enforcement proceedings under the Security Documents, and not otherwise applied pursuant to this Agreement or any of the other Credit Documents, shall be applied by the Agent and the Lenders as follows:

      (a) first, in reduction of the Borrower's obligation to pay any reasonable expenses, costs or charges referred to in SECTION 9.2;

      (b) second, in reduction of the Borrower's obligation to pay any unpaid Drawing Fee and interest accrued on the principal amount of Advances or on any other amount owing hereunder;

      (c) third, in reduction of the Borrower's obligation to pay any Fees which are due and owing, and any reasonable costs, expenses, or Losses referred to in SECTIONS 10.7, 10.8, 10.9 OR 10.10;

      (d) fourth, in reduction of the Borrower's obligation to pay any amounts due and owing on account of any unpaid principal amount or Face Amount of any Accommodation which is due and owing;

      (e) fifth, in reduction of any other obligation of the Borrower or the Guarantors under this Agreement or any of the other Credit Documents; and

      (f) sixth, to the Borrower, the Guarantors or such other Persons as may lawfully be entitled to the remainder, or as any court of competent jurisdiction may otherwise direct.

10.5 COMPUTATIONS OF INTEREST AND FEES.

(1) All computations of interest shall be made by the Agent according to its practice daily, taking into account the actual number of days occurring in the period for which such interest is payable pursuant to SECTION 3.3, and: (i) if based on the Floating Rate or the US Base Rate, on the basis of a year of 365 days (or 366 days); or (ii) if based on the LIBOR, on the basis of a year of 360 days.

(2) All computations of Fees shall be made by the Agent on the basis of a year of 365 days (or 366 days), taking into account the actual number of days (including the first day but excluding the last day) occurring in the period for which such Fees are payable.

(3) For purposes of the Interest Act (Canada): (i) whenever any interest under this Agreement is calculated using a rate based on a year of 360 days, such rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (x) the applicable rate based on a year of 360 days, (y) multiplied by the actual number of days in the calendar year in which the period for which such interest is calculated ends, and (z) divided by 360; (ii) the principle of deemed reinvestment of interest shall not apply to any interest calculation under this Agreement; and (iii) the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.

(4) Notwithstanding any provision to the contrary contained in this Agreement, in no event shall the aggregate "interest" (as defined in Section 347 of the Criminal Code (Canada), as the same may be amended, replaced or re-enacted from time to time) payable under this Agreement exceed the maximum amount of interest on the "credit advanced" (as defined in that section) under this Agreement lawfully permitted under that section and, if any payment, collection or demand pursuant to this Agreement in respect of "interest" (as defined in that section) is determined to be contrary to the provisions of that section, such payment, collection or demand shall be deemed to have been made by mutual mistake of the Borrower and the

Agent and the Lenders and the amount of such payment or collection shall be refunded to the Borrower. For purposes of this Agreement, the effective annual rate of interest shall be determined in accordance with generally accepted actuarial practices and principles over the term the Credit Facilities are outstanding on the basis of annual compounding of the lawfully permitted rate of interest and, in the event of any dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Agent will be conclusive for the purposes of such determination.

(5) Each determination by the Agent of any amount payable by the Borrower, the Agent or any one or more of the Lenders shall be conclusive and binding for all purposes absent manifest error.

10.6 JUDGMENT CURRENCY.

(1) If, for the purposes of obtaining judgment in any court, it is necessary to convert any sum due or owing hereunder or under any other Credit Document to the Agent or any one or more of the Lenders in any currency (the "ORIGINAL CURRENCY") into another currency (the "OTHER CURRENCY"), the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase the Original Currency with the Other Currency on the Business Day preceding that on which final judgment is granted.

(2) The obligations of the Borrower in respect of any sum due in the Original Currency from it to the Agent or any one or more of the Lenders under any of the Credit Documents shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by the Agent of any sum adjudged to be so due or owing in such Other Currency, the Agent may in accordance with normal banking procedures purchase the Original Currency with such Other Currency. If the amount of the Original Currency so purchased is less than the sum originally due or owing to the Agent or any one or more of the Lenders in the Original Currency, the Borrower shall, as a separate obligation and notwithstanding any such judgment, indemnify the Agent or such Lender against such Loss, and if the amount of the Original Currency so purchased exceeds the sum originally due or owing to the Agent or such Lender in the Original Currency, the Agent or such Lender shall remit such excess to the Borrower.

10.7 COSTS AND EXPENSES. The Borrower shall, whether or not the transactions hereby contemplated are consummated, pay all reasonable costs and expenses, including reasonable legal fees:

      (a) of First Chicago NBD Bank, Canada, The Chase Manhattan Bank of Canada and The Bank of Nova Scotia (until the date of this Agreement) or the Agent in connection with the preparation, execution, delivery, registration, filing, recording, or enforcement of, and refinancing, renegotiation or restructuring of, the Credit Documents (including the maintenance of the Liens provided for therein and all future registrations, filings, recordings and other actions in connection therewith);

      (b) of First Chicago NBD Bank, Canada, The Chase Manhattan Bank of Canada and The Bank of Nova Scotia (until the date of this Agreement) or the Agent in connection with, prior to the Closing, all due diligence relating to the Acquisition, the Nomadic Acquisition and the Credit Facilities;

      (c) of the Agent in connection with, from and after the Closing, all reviews, monitoring, audits, examinations and inspections of the Property and affairs of the Borrower and its Subsidiaries contemplated hereby, including inspections and appraisals of the Collateral and the Business at reasonable intervals, provided that the Borrower shall not be responsible under this SECTION 10.7(C) for costs and expenses of more than $50,000 in aggregate during any Financial Year (excluding any costs and expenses incurred during the continuance of any Default in respect of which such limitations shall not apply); and

      (d) of each of the Lenders in connection with the enforcement of its rights under the Credit Documents after the occurrence of any Default or Event of Default.

10.8 INDEMNITY FOR CHANGE IN CIRCUMSTANCES.

(1) If with respect to the Agent or any of the Lenders: (i) any change in Law, or any change in the interpretation or application by any Governmental Entity of any Law occurring or becoming effective after the date hereof; or (ii) any compliance by the Agent or any of the Lenders with any direction, request or requirement (whether or not having the force of Law and, if not having the force of Law, the observance of which is in accordance with the practice of banks generally in Canada or in the jurisdiction concerned) of any Governmental Entity made or becoming effective after the date hereof, in either case shall have the effect of causing Loss to the Agent or any of the Lenders by:

      (a) increasing the cost to the Agent or any of the Lenders of performing its obligations under this Agreement or in respect of any Advance, Bankers' Acceptance or BA Equivalent Note (including the costs of maintaining any capital, reserve or special deposit requirements in connection therewith);

      (b) requiring the Agent or any of the Lenders to maintain or allocate any capital or additional capital or affecting its allocation of capital in respect of its obligations under this Agreement or in respect of any Advances, Bankers' Acceptances or BA Equivalent Notes;

      (c) reducing any amount payable to the Agent or any of the Lenders under this Agreement or in respect of any Advance, Bankers' Acceptance or BA Equivalent Note by any amount it deems material (other than a reduction resulting from a higher rate of income tax or other special tax relating to the Agent's or any Lender's income in general); or

      (d) causing the Agent or any of the Lenders to make any payment or to forgo any return on, or calculated by reference to, any amount received or receivable by the Agent or any of the Lenders under this Agreement in respect of any Advance, Bankers' Acceptance or BA Equivalent Note;

then the Agent may give notice to the Borrower within 90 days from the day on which the Agent or any Affected Lender has obtained knowledge of the occurrence giving rise to such

Loss and specifying the nature of the event giving rise to such Loss and the Borrower shall, on demand, pay such amounts as the Affected Lender or the Agent may specify (and the Agent notifies the Borrower) to be necessary to compensate the Agent or any of the Lenders for any such Loss incurred after the date of such notice. A certificate as to the amount of any such Loss, submitted in good faith by the Agent to the Borrower shall be conclusive and binding for all purposes absent manifest error.

(2) If any Lender (the "AFFECTED LENDER") seeks additional compensation pursuant to SECTION 10.8(1), then the Borrower may notify the Agent that it desires to replace the Affected Lender with one or more of the other Lenders, and the Agent shall then forthwith give notice to the other Lenders that any Lender or Lenders may, in the aggregate, acquire all (but not part) of the Affected Lender's Individual Commitment and all (but not part) of the rights and obligations of the Affected Lender under each of the other Credit Documents (but in no event shall any other Lender or the Agent be obliged to do so), provided that any discount to the price paid to such Affected Lender from the amounts outstanding hereunder shall first be approved by such Affected Lender. If one or more Lenders shall so agree in writing (each, an "ASSENTING LENDER"), each such Lender shall give notice to the Agent that it has agreed to make such acquisition, and shall acquire its pro rata share, determined on the basis of the relative Individual Commitments of the Assenting Lenders, of such Individual Commitment and of the rights and obligations hereunder of the Affected Lender under the Credit Document on a date mutually and on other terms and conditions acceptable to the Assenting Lenders and the Affected Lenders. On the date of such acquisition, the Agent shall give notice to each of the Assenting Lenders and the Borrower setting out the amount of the Individual Commitments of each of the Assenting Lenders and the amount of the Outstandings of the Affected Lender acquired by each of the Assenting Lenders and, upon the completion of such acquisition and the giving of such notice, the Affected Lender shall cease to be a "LENDER" for purposes of this Agreement and shall no longer have any rights or obligations under the Credit Documents and the Assenting Lenders shall have acquired and assumed all of such rights and obligations. Upon the assumption of the Affected Lender's Individual Commitment by an Assenting Lender, Schedule 1 shall be deemed to be amended to increase the Individual Commitment of such Assenting Lender by the amount of such assumption.

10.9 INDEMNITY RELATING TO ACCOMMODATIONS. Upon notice from the Agent to the Borrower (which notice shall be accompanied by a detailed calculation of the amount to be paid by the Borrower), the Borrower shall pay to the Agent such amount or amounts as will compensate the Agent or any of the Lenders for any loss, cost or expense incurred by them: (i) in the liquidation or redeposit of any funds acquired by the Agent or any of the Lenders to fund or maintain any portion of a LIBOR Advance as a result of (A) the failure of the Borrower to borrow or make repayments on the date specified under this Agreement or in any notice from the Borrower to the Agent, or (B) the repayment or prepayment (including under SECTIONS 2.5, 2.6, 2.7, 3.6, 8.2(2) OR 10.1) of any amounts on a day other than the last day of the Interest Period applicable thereto; or
(ii) arising from any Claim with respect to any Bankers' Acceptance or BA Equivalent Note, including reasonable legal fees and disbursements, respecting the collection of amounts owing by the Borrower hereunder in respect of such Bankers' Acceptance or BA Equivalent Note or the enforcement of the Agent's or Lenders' rights hereunder in respect of such Bankers' Acceptance or BA Equivalent Note, including legal proceedings attempting to restrain the Agent or the Lenders from paying any amount under such Bankers' Acceptance or BA Equivalent Note.

10.10 INDEMNITY FOR TRANSACTIONAL AND ENVIRONMENTAL LIABILITY.

(1) The Borrower hereby agrees to indemnify, exonerate and hold the Agent and each Lender and each of their respective officers, directors, employees, agents and other representatives (collectively, the "INDEMNIFIED PARTIES") free and harmless from and against any and all Claims and Losses, including all documentary, recording, filing or stamp taxes or duties (collectively, in this SECTION 10.10, the "INDEMNIFIED LIABILITIES") paid, incurred or suffered by, or asserted against, the Indemnified Parties or any of them, irrespective of whether such Indemnified Party is a party to the action for which such indemnification hereunder is sought, with respect to, or as a direct or indirect result of: (i) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Accommodation obtained hereunder; (ii) the execution, delivery, performance or enforcement of this Agreement or any Ancillary Agreement except for such Indemnified Liabilities that a court of competent jurisdiction determines arose on account of the relevant Indemnified Party's gross negligence or willful misconduct; or
(iii) any Environmental Liabilities and Costs.

(2) All obligations provided for in this SECTION 10.10 shall not be reduced or impaired by any investigation made by or on behalf of the Agent or any of the Lenders.

(3) The Borrower hereby agrees that, for the purposes of effectively allocating the risk of loss placed on the Borrower by this SECTION 10.10, the Agent and each of the Lenders shall be deemed to be acting as the agent or trustee on behalf of and for the benefit of its officers, directors and agents.

(4) If, for any reason, the obligations of the Borrower pursuant to this
SECTION 10.10 shall be unenforceable, the Borrower agrees to make the maximum contribution to the payment and satisfaction of each obligation that is permissible under Law, except to the extent that a court of competent jurisdiction determines such obligations arose on account of the gross negligence or willful misconduct of any Indemnified Party.

(5) Any Indemnified Party claiming indemnification hereunder shall give the Borrower prompt notice of any Claim asserted by third parties against it which is covered by the indemnities provided for herein (provided that the failure to give such notice shall not affect the Borrower's obligation to indemnify hereunder, except to the extent that such failure materially and adversely affects the right of the Borrower or the relevant Subsidiary to defend such Claim), and the Borrower shall, within 30 days, give notice to such Indemnified Party whether it wishes to defend such Claim at its sole cost and expense. No Indemnified Party shall settle or compromise such Claim without the written consent of the Borrower (which consent shall not be unreasonably withheld), unless the said 30 day period has expired without the Borrower having given notice of its intention to defend such Claim or, if such notice of intention is given, unless the Borrower fails diligently to defend such Claim by appropriate legal proceedings. If an Indemnified Party does not receive notice from the Borrower, that it wishes to defend such Claim as aforesaid, the Indemnified Party shall be entitled to defend, settle or otherwise deal with such Claim in such manner as it, in the reasonable exercise of its judgment, deems appropriate but at the sole risk and expense of the Borrower. If the Borrower gives such notice to the Indemnified Party that it does wish to defend such Claim, the Borrower shall have the obligation to contest or dispute such Claim in the name of or on behalf of the Person against whom it is made, at the Borrower's own cost and expense, and shall at its own cost and expense defend expeditiously the Person against whom such Claim is made from all such actions or proceedings to which the said indemnity applies (but shall not have the right to settle or compromise such Claim unless the prior written consent of the Indemnified Party has been obtained (such consent not to be unreasonably withheld)), and the Indemnified Party shall arrange that the Borrower has the right to carry on such actions or proceedings in its name, provided that counsel retained by the Borrower to prosecute such defence is approved by the Indemnified Party (which approval shall not be unreasonably withheld), and the Borrower shall keep the Indemnified Party fully advised as to the course of the proceedings, and the Borrower furnishes to the Indemnified Party such security or other assurances as such party may reasonably request in connection therewith, and such dispute is prosecuted or negotiations conducted by the Borrower in good faith and with due diligence. The Indemnified Party shall be entitled to participate in the defence of such indemnified Claims and, subject to the foregoing, shall make available to the Borrower all files, books, records and documents, information and data in the possession and control of the person against whom the Claim is made relevant to such actions or proceedings for the purposes of such defence (other than those which it is not entitled by Law to disclose) and shall cause such person to cooperate without expense to itself in all reasonable respects and to assist in the defence of any such actions or proceedings.

10.11 SURVIVAL OF INDEMNITIES: CONTRIBUTION.

(1) The provisions of SECTIONS 10.7, 10.8, 10.9, 10.10 AND THIS SECTION 10.11 shall survive the termination of this Agreement and the repayment of all Outstandings. The Borrower acknowledges that neither its obligation to indemnify, nor any actual indemnification by it, of the Agent or any of the Lenders hereunder in respect of legal fees and disbursements shall in any way affect the confidentiality or privilege relating to any information communicated by the Agent or any Lender to its counsel.

(2) If any provision in any of the Credit Documents providing for indemnification by the Borrower or any of the Guarantors (the "LNDEMNITOR") in favour of any Indemnified Party is found by reason of the occurrence of an event, other than the gross negligence or willful misconduct of the Indemnified Party, to be unenforceable by a court of competent jurisdiction in a final judgment that has become non-appealable, then the lndemnitor shall contribute to the amount paid or payable by the Indemnified Party which is subject to the indemnification provision in such proportion as is appropriate to reflect not only the relative benefits received by the lndemnitor on the one hand and the Indemnified Party on the other hand but also the relative fault of the lndemnitor and the Indemnified Party. The rights of contribution herein provided shall be in addition to and not in derogation of any other right to contribution which the Indemnitee may have under this Agreement or applicable Laws.


                                   ARTICLE 11

                               GENERAL PROVISIONS

11.1 NOTICES.

(1) All Notices pursuant to this Agreement or the other Credit Documents shall be in writing and shall be personally delivered or sent by facsimile, charges prepaid, at or to the applicable addresses or facsimile numbers, as the case may be, set out opposite the party's name in SCHEDULE 2 hereto or at or to such other address or addresses or facsimile number or numbers as any party hereto may from time to time designate to the other parties in such manner. Any communication which is personally delivered as aforesaid shall be deemed to have been validly and effectively given on the date of such delivery if such date is a Business Day and such delivery was made during normal business hours of the recipient; otherwise, it shall be deemed to have been validly and effectively given on the Business Day next following such date of delivery. Any communication which is transmitted by facsimile as aforesaid shall be deemed to have been validly and effectively given on the date of transmission if such date is a Business Day and such transmission was made during normal business hours of the recipient; otherwise, it shall be deemed to have been validly and effectively given on the Business Day next following such date of transmission.

(2) Each Accommodation Notice and any notice of a prepayment shall be irrevocable and binding on the Borrower. With respect to any Accommodation Notice, the Agent may act upon the basis of telephonic notice believed by it in good faith to be from an authorized officer of the Borrower if the Borrower has provided the Agent with a list of such authorized officers (or in any other event, believed by it in good faith to be from the Borrower) prior to receipt of an Accommodation Notice. In the event of conflict between the Agent's record of the applicable terms of any Accommodation based on any such telephonic notice and such Accommodation Notice, the Agent's record shall prevail and the Borrower hereby irrevocably waives its rights, if any, to dispute the terms of such Accommodation absent manifest error.

11.2 TIME OF THE ESSENCE. Time shall be of the essence of this Agreement.

11.3 THIRD PARTY BENEFICIARIES. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person, other than the parties hereto, the Persons contemplated in SECTION
10.10 or any Eligible Assignee, and no Person, other than the parties hereto and the Persons contemplated in SECTION 10.10 or any Eligible Assignee, shall be entitled to rely on the provisions hereof in any action, suit, proceeding, hearing or other forum.

11.4 ENUREMENT. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their successors and any Person becoming a party to this Agreement. This Agreement shall be binding upon any assigns of the parties hereto and enure to the benefit of any permitted assigns of the parties hereto, including any Eligible Assignee.

11.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.

11.6 KNOWLEDGE. Where any representation or warranty contained in this Agreement or any Ancillary Agreement is expressly qualified by reference to the knowledge of the Borrower, or where any other reference is made herein or in any Ancillary Agreement to the knowledge of the Borrower, it shall be deemed to refer to the knowledge of each of the Borrower and its Subsidiaries. The Borrower confirms that it has made, and agrees that it shall hereafter at other relevant times make, due and diligent inquiry of those of its officers, agents and senior employees (including appropriate officers, agents and senior employees of its Subsidiaries) as it considers necessary as to the matters that are the subject of such representations, warranties or references.

11.7 ASSIGNMENT. Except as otherwise provided in this Agreement, none of the rights or obligations of the Borrower hereunder shall be assignable or transferable to any party without the prior written consent of each of the Lenders, which consent shall not be unreasonably withheld. Any Lender may assign, in whole or in part, any of its interest in the Credit Facilities to any Eligible Assignee. In such event, such Lender, the relevant Eligible Assignee and the Borrower shall enter into and execute an Assumption Agreement.

11.8 NON-MERGER. Except as otherwise expressly provided in this Agreement, the covenants, representations and warranties of the parties contained in this Agreement and the Ancillary Agreements shall not merge on and shall survive the Closing and the making of any Accommodation, and notwithstanding such Closing or Accommodation, or any investigation made by or on behalf of any party, shall continue in full force and effect. Neither the Closing nor the making of any Accommodation shall prejudice any right of one party against any other party in respect of anything done or omitted hereunder or under any of the Ancillary Agreements or in respect of any right to damages or other remedies.

11.9 CERTIFICATES AND OPINIONS. Whenever the delivery of a certificate or opinion is a condition precedent to the taking of any action by the Agent or under any of the Credit Documents, the truth and accuracy of the facts and opinion stated in such certificate or opinion shall in each case be conditions precedent to the right of the Borrower to have such action taken, and each statement of fact contained therein shall be deemed to be a representation and warranty of the Borrower for the purpose of this Agreement. Except as otherwise expressly provided in this Agreement, whenever any certificate or declaration is to be delivered by an officer or a senior officer of the Borrower, such certificate shall be signed on behalf of the Borrower by one or more of the Chairman, President, Chief Financial Officer, Treasurer, Secretary or any Vice President of the Borrower.

11.10 AMENDMENT. This Agreement may be amended only by written agreement of the parties hereto, provided that ARTICLE 12 and any other provision of any of the Credit Documents relating to arrangements among or the relative rights and obligations of the Agent and/or any of the Lenders may be amended without the agreement of the Borrower or any of the Guarantors.

11.11 AGENT'S AND LENDERS' CONFIDENTIALITY OBLIGATIONS. The Agent and each of the Lenders agrees that it shall use reasonable efforts to keep confidential all materials and information (other than publicly available material and information) obtained by or provided to it pursuant to the Credit Documents which are identified or designated by the Borrower in writing as confidential and which were not previously in the possession of or known to the recipient thereof on a non-confidential basis and that the Agent or such Lender, as the case may be, will use its reasonable efforts not to disclose any such information unless the same has previously been made public, provided that nothing in this Agreement shall prohibit the Agent or such Lender, as the case may be, from, or subject the Agent or such Lender to liability for, disclosing any of such information (i) pursuant to any order, writ, judgment, decree, injunction or ruling of any Governmental Entity (including any bank regulators) to whose jurisdiction the Agent or such Lender may be subject, (ii) pursuant to any applicable Law, (iii) to the auditors, counsel and other advisors of the Agent or such Lender to the extent required in connection with their services to the Agent or such Lender with respect to the Credit Documents or (iv) to the extent necessary in the enforcement of the Credit Documents after the occurrence of any Default.

                                   ARTICLE 12

                                   THE AGENT

12.1 APPOINTMENT AND AUTHORIZATION OF AGENT. Each Lender hereby irrevocably appoints and authorizes, and hereby agrees that it will require any Eligible Assignee of any of its interest in the Credit Documents to irrevocably appoint and authorize, the Agent to take such actions as agent on its behalf and to exercise such powers under the Credit Documents as are provided for therein, together with such powers as are reasonably incidental thereto. Each Lender hereby irrevocably appoints and authorizes the Agent to be its attorney in its name and on its behalf to exercise all rights or powers granted to the Agent or the Lenders under the Security Documents (including, without limitation, the entering into and execution for and on behalf of the Lenders of an intercreditor agreement of even date herewith with NBD Bank, as administrative agent and collateral and documentation agent of the Lenders under the Amended and Restated Agreement, it being understood however that the Agent may not enter into and execute any amendment to such intercreditor agreement or waive the execution of the obligations of NBD Bank thereunder, in whole or in part, without the prior written consent of each of the Lenders). Neither the Agent nor any of its directors, officers, employees or agents shall be liable to any of the Lenders for any action taken or omitted to be taken by it or them thereunder or in connection therewith, except for its own gross negligence or willful misconduct and each Lender hereby acknowledges that the Agent is entering into the provisions of this SECTION 12.1 on its own behalf and as agent and trustee for its directors, officers, employees and agents.

12.2 INTEREST HOLDERS. The Agent and the Borrower may treat each Lender set forth in SCHEDULE 1 or the Eligible Assignee designated in the last notice delivered to it in connection with any assignment to such Eligible Assignee of any Lender's rights hereunder as the holder of all of the interests of such Lender under the Credit Documents.

12.3 CONSULTATION WITH COUNSEL. The Agent may consult with legal counsel selected by it as counsel for the Agent and the Lenders and shall not be liable for any action taken or not taken or suffered by it in good faith and in accordance with the advice and opinion of such counsel.

12.4 DOCUMENTS. The Agent shall not be under any duty to the Lenders to examine, enquire into or pass upon the validity, effectiveness or genuineness of the Credit Documents or any instrument, document or communication furnished pursuant to or in connection with the Credit Documents and the Agent shall, as regards the Lenders, be entitled to assume that the same are valid, effective and genuine, have been signed or sent by the proper parties and are what they purport to be.

12.5 AGENT AS LENDER. With respect to those portions of the Credit Facilities made available by it, the Agent shall have the same rights and powers under the Credit Documents as any other Lender and may exercise the same as though it were not the Agent. The Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower and its Affiliates and Persons doing business with the Borrower and any of its Affiliates as if it were not the Agent and without any obligation to account to the

Lenders therefor and the Agent may exercise its rights and powers with respect thereto as though it were not the Agent.

12.6 RESPONSIBILITY OF AGENT. The duties and obligations of the Agent to the Lenders under the Credit Documents are only those expressly set forth herein. The Agent shall not have any duty to the Lenders to investigate whether a Default or an Event of Default has occurred. The Agent shall, as regards the Lenders, be entitled to assume that no Default or Event of Default has occurred and is continuing unless the Agent has actual knowledge or has been notified by the Borrower of such fact or has been notified by a Lender that such Lender considers that a Default or Event of Default has occurred and is continuing, such notification to specify in detail the nature thereof. In the event that, in the reasonable opinion of the Agent, there is any conflict or inconsistency between or among any requests, consents, approvals, instructions, waivers or other actions by the Majority Lenders at any time, the Agent may refrain from complying with or implementing such consents, approvals, instructions, waivers or actions until the conflict or inconsistency has been eliminated or resolved to the Agent's satisfaction.

12.7 ACTION BY AGENT. The Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it on behalf of the Lenders by and under this Agreement or any of the other Credit Documents; except that, if the Majority Lenders have instructed the Agent to exercise or refrain from exercising any particular right, in no event shall the Agent act contrary to such instructions unless required by Law to do so. Any rights of the Agent expressed to be on behalf of or with the approval of the Majority Lenders shall be exercised by the Agent upon the request or instructions of the Majority Lenders. The Agent shall incur no liability to the Lenders under or in respect of any of the Credit Documents with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment or which may seem to it to be necessary or desirable in the circumstances, except for its gross negligence or willful misconduct. The Agent shall in all cases be fully protected in acting or refraining from acting under any of the Credit Documents in accordance with the instructions of the Majority Lenders and any action taken or failure to act pursuant to such instructions shall be binding on all Lenders.

12.8 NOTICE OF EVENTS OF DEFAULT. In the event that the Agent shall acquire actual knowledge or shall have been notified of any Default or Event of Default, the Agent shall promptly notify the Lenders and shall take such action and assert such rights under SECTION 9.1 of this Agreement and under the Credit Documents as the Majority Lenders shall request in writing and the Agent shall not be subject to any liability by reason of its acting pursuant to such request. If the Majority Lenders shall fail for five Business Days after receipt of the notice of any Default or Event of Default to request the Agent to take such action or to assert such rights under any of the Credit Documents in respect of such Default or Event of Default, the Agent may, but shall not be required to, take such action or assert such rights as it deems in its discretion to be advisable for the protection of the Lenders; except that, if the Majority Lenders have instructed the Agent to take or to refrain from taking any particular action or to assert or to refrain from asserting any particular right, in no event shall the Agent act contrary to such instructions unless required by Law to do so.

12.9 BENEFIT OF ARTICLE 12. Notwithstanding SECTION 10.5, the provisions of this ARTICLE 12 (except those of this SECTION 12.9 and the Sections referred to in SECTION 10.11) (including any obligations, restrictions and limitations imposed upon the Agent hereunder) shall not enure to the benefit of the Borrower or any of the Guarantors.

12.10 RESPONSIBILITY DISCLAIMED. The Agent shall be under no liability or responsibility whatsoever as agent hereunder:

      (a) to the Borrower or any other Person as a consequence of any failure or delay in the performance by, or any breach by, any Lender or Lenders (other than the Agent in such capacity) of any of its or their obligations under any of the Credit Documents;

      (b) to any Lender or Lenders as a consequence of any failure or delay in performance by, or any breach by, the Borrower of any of its obligations under any of the Credit Documents; or

      (c) to any Lender or Lenders for any statements, representations or warranties in any of the Credit Documents or in any other documents contemplated thereby, or in any other information provided pursuant to any of the Credit Documents, or any other documents contemplated thereby, or for the validity, effectiveness, enforceability or sufficiency of any of the Credit Documents or any other document contemplated thereby.

12.11 INDEMNIFICATION. The Lenders agree to indemnify the Agent (to the extent not reimbursed by the Borrower) pro rata according to the Pro Rata Share of each of them from and against any and all Claims and Losses and which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of any of the Credit Documents or any other document contemplated thereby or any action taken or omitted by the Agent under any of the Credit Documents or any document contemplated thereby, except that no Lender shall be liable to the Agent for any portion of such Claims and Losses resulting from the gross negligence or wilful misconduct of the Agent.

12.12 CREDIT DECISION. Each Lender represents and warrants to the Agent that:

      (a) in making its decision to enter into this Agreement and to make its Pro Rata Share of either of the Credit Facilities available to the Borrower, it is independently taking whatever steps it considers necessary to evaluate the financial condition and affairs of the Borrower and that it has made an independent credit judgment without reliance upon any information furnished by the Agent; and

      (b) so long as any portion of the Credit Facilities is being utilized by the Borrower, it will continue to make its own independent evaluation of the financial condition and affairs of the Borrower.

12.13 SUCCESSOR AGENT. Subject to the appointment and acceptance of a successor Agent as provided in this SECTION 12.13, the Agent: (i) may resign at any time by giving 30 days written notice thereof to the Lenders; or (ii) may be removed by the Borrower or the Majority Lenders at any time when any action taken or omitted to be taken by it under the Credit Documents or in connection therewith was taken or omitted to be taken in a manner which was grossly negligent or exhibited wilful misconduct. Upon any such resignation or removal, the Majority Lenders, with the consent of the Borrower (which consent shall not be unreasonably withheld and, furthermore, such consent shall not be required if a Default has occurred or is continuing at the time of such appointment) shall have the right to appoint a successor Agent who shall be one of the Lenders unless none of the Lenders wishes to accept such appointment. If no successor Agent shall have been so appointed and shall have accepted such appointment by the time of such resignation or removal, then the retiring or removed Agent may, on behalf of the Lenders, appoint a successor Agent with the consent of the Borrower (which shall not be unreasonably withheld and, furthermore, such consent shall not be required if a Default has occurred or is continuing at the time of such appointment) which shall be a Person organized under the Laws of Canada. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges, duties and obligations of the retiring or removed Agent (other than in its capacity as a Lender) and the retiring or removed Agent shall be discharged from its duties and obligations hereunder (other than in its capacity as a Lender). After any retiring or removed Agent's resignation or removal hereunder as the Agent, the provisions of this ARTICLE 12 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

12.14 DELEGATION BY AGENT. The Agent shall have the right to delegate any of its duties or obligations hereunder as Agent to any Affiliate of the Agent so long as the Agent shall not thereby be relieved of such duties or obligations.

12.15 WAIVERS AND AMENDMENTS.

      (a) Subject to SECTIONS 12.15(B) AND (C), any term, covenant or condition of any of the Credit Documents may only be amended with the consent of the Borrower and the Majority Lenders or compliance therewith by the Borrower may be waived (either generally or in a particular instance and either retroactively or prospectively) by the Majority Lenders and in any such event the failure to observe, perform or discharge any such covenant, condition or obligation, so amended or waived (whether such amendment is executed or such consent or waiver is given before or after such failure), shall not be construed as a breach of such covenant, condition or obligation or as a Default or Event of Default.

      (b) Notwithstanding any other provision of the Credit Documents, without the prior written consent of each Lender, no such amendment or waiver shall directly:

      (i) increase the amount of either of the Credit Facilities or the amount of the Individual Commitment of any Lender;

      (ii) extend the term of either of the Credit Facilities or amend the provisions of this Agreement dealing with the types of Accommodations available hereunder;

     (iii) extend the time for the payment of the interest or the repayment or mandatory prepayment of principal under the Credit Facilities, forgive any portion of principal or reduce the stated rate of interest payable in respect of the Credit Facilities, or amend the requirement that the Agent apply all amounts received by it in respect of the Credit Facilities in accordance with the Pro Rata Shares of the Lenders or as otherwise provided hereunder;

      (iv) change the percentage of the Lenders' requirement to constitute the Majority Lenders or otherwise amend the definition of Majority Lenders;

      (v) reduce the stated amount of any Fees to be paid pursuant to this Agreement or any additional compensation to be paid pursuant to
           SECTION 10.8;

      (vi) permit any subordination of the Indebtedness hereunder; or

     (vii) alter the provisions of SECTION 5.1 hereof or the terms of this SECTION 12.15; or

    (viii) any amendment, waiver, release or discharge which relates to the Guarantees or the Security Documents (including the Liens, obligations and remedies thereunder) or the requirement to insure Collateral in accordance with SECTION 7.1(5).

      (c) Without the prior written consent of the Agent, no amendment to or waiver of any provision of this Agreement to the extent it affects the rights or obligations of the Agent shall be effective.

12.16 DETERMINATION BY AGENT CONCLUSIVE AND BINDING. Any determination to be made by the Agent on behalf of or with the approval of the Lenders or the Majority Lenders under this Agreement shall be made by the Agent in good faith and, if so made, shall be binding on all parties, absent manifest error.

12.17 REMITTANCE OF PAYMENTS. Forthwith after receipt by the Agent of any payment of principal, interest, Fees or other amounts for the benefit of the Lenders pursuant to this Agreement or forthwith after receipt of amounts received pursuant to the Guarantees or the Security Documents, the Agent shall, subject to SECTIONS 2.12 AND 3.1(2), remit to each Lender, in immediately available funds, such Lender's Pro Rata Share of such payment provided that if the Agent, on the assumption that it will receive, on any particular date, a payment of principal (including a prepayment), interest, Fees or other amount hereunder, remits to each Lender its Pro Rata Share of such payment and the Borrower fails to make such payment, each of the Lenders agrees to repay to the Agent, forthwith on demand, to the extent that such amount is not recovered from the Borrower on demand such Lender's Pro Rata Share of the payment made to it pursuant to this SECTION 12.17, together with interest thereon at the rate per annum determined by the Agent in accordance with its usual practice for making loans to financial institutions of similar standing as such Lender for each day from and including the date such amount is remitted to the Lenders until the date such amount is paid or repaid to the Agent, the exact amount of the repayment required to be made by the Lenders to this SECTION 12.17 to be as set forth in a certificate delivered by the Agent to each Lender, which certificate shall constitute prima facie evidence of such amount of repayment.

12.18 REDISTRIBUTION OF SET-OFF PAYMENT. If any Lender shall exercise any right of counterclaim, set-off or banker's lien or similar right with respect to the Property of the Borrower or any of the Guarantors or if under any applicable Insolvency Law it receives a secured claim the security for which is a debt owed by it to the Borrower or any of the Guarantors, it shall apportion the amount thereof proportionately between:

      (a) amounts outstanding at such time owed by the Borrower or any of the Guarantors to such Lender under or in respect of each of the Credit Facilities, which amounts shall be applied in accordance with this Agreement; and

      (b) amounts otherwise owed to it by the Borrower or any of the Guarantors.

If a Lender shall, through the exercise of a right, or the receipt of a secured claim described above or otherwise receive payment (other than after the occurrence of an Event of Default from any of the Guarantors pursuant to any of the Guarantees or as proceeds of the Collateral in connection with any realization or enforcement proceedings under the Security Documents) of a portion of the aggregate amount of principal and interest due to it hereunder (after excluding any amount apportioned to such Lender under Clause (b) of this SECTION 12.18) which is greater than the proportion received by any other Lender in respect of the aggregate amount of principal and interest due in respect of either of the Credit Facilities (having regard to the respective Individual Commitments of the Lenders thereunder), the Lender receiving such proportionately greater payment shall purchase a participation (which shall be deemed to have been done simultaneously with receipt of such payment) in that portion of the aggregate Outstandings of the other Lender or Lenders under such Credit Facility (for the full amount thereof) so that the respective receipts shall be pro rata to their respective participation in the Outstandings under such Credit Facility; PROVIDED, HOWEVER, that if all or part of such proportionately greater payment received by such purchasing Lender shall be recovered from the Borrower or any of the Guarantors, such purchase shall be rescinded and the purchase price paid for such participation shall be returned by such selling Lender or Lenders to the extent of such recovery, but without interest. Each Lender shall exercise its rights in respect of any such secured claim in a manner consistent with the rights of the Lenders entitled under this
SECTION 12.18 to share in the benefits of any recovery on such secured claims. If any Lender does any act or thing permitted by this SECTION 12.18, it shall promptly provide copies of particulars thereof to the other Lenders and to the Borrower.

12.19 REDISTRIBUTION OF PAYMENT UNDER SECURITY. If a Lender, after the occurrence of an Event of Default, receives any amount from any of the Guarantors pursuant to any of the Guarantees or as proceeds of the Collateral in connection with any realization or enforcement proceedings under the Security Documents (including under any Lien under Section 427 of the Bank Act (Canada)) in an aggregate amount of principal and interest due to it hereunder which, after excluding any amount apportioned to such Lender under SECTION 12.18(B), is greater than the proportion received by any other Lender or Lenders in respect of the aggregate amount of principal and interest due in respect of the Credit Facilities (having regard to the respective Individual Commitments of the Lenders thereunder), the Lender receiving such proportionately greater amount shall purchase a participation (which shall be deemed to have been done simultaneously with receipt of such payment) in that portion of the aggregate Outstandings in respect of the Credit Facilities of the other Lender or Lenders (for the full amount thereof) so that the respective receipts shall be pro rata to their respective participations in the Outstandings in respect of the Credit Facilities; PROVIDED, HOWEVER, that if all or part of such proportionately greater amount received by such purchasing Lender shall be recovered from the Borrower or any of the Guarantors, such purchase shall be rescinded and the purchase price paid for such participation shall be returned by such selling Lender or Lenders to the extent of such recovery, but without interest. Each Lender shall exercise its rights in respect of any such Guarantee or Security Document in a manner consistent with the rights of the Lenders entitled under this SECTION 12.19 to share in the benefits of any recovery thereon. If any Lender does any act or thing permitted by this SECTION 12.19, it shall promptly provide copies of particulars thereof to the other Lenders.

12.20 DISTRIBUTION OF NOTICES. Promptly upon receipt by the Agent of any notice or other document which is delivered to the Agent hereunder on behalf of the Lenders, the Agent shall provide a copy of such notice or other document to each of the Lenders, provided that the Agent shall deliver to each Lender a copy of each Borrowing Notice and each Drawing Notice within one Business Day of receipt thereof from the Borrower.

12.21 DEALINGS BETWEEN BORROWER AND AGENT.

      (a) Except as otherwise provided in the Credit Documents, the Borrower shall deal only with the Agent in respect of all matters arising under this Agreement, and in no event shall be concerned to inquire whether any notice provided by the Agent to the Borrower or action taken or purported or intended to be taken by the Agent has been duly authorized by all or any of the Lenders, or is otherwise within the authority of the Agent, or otherwise as to the propriety or regularity of any action taken or purported or intended to be taken by the Agent hereunder, or to see to the application of any monies paid to or realized by the Agent, and the Borrower shall be entitled to rely upon the notice provided to the Borrower by the Agent or action taken by the Agent acting within the scope of its authority.

      (B) Except as otherwise provided in the Credit Documents, any and all notices or other communications required or permitted to be given to the Borrower by any Lender pursuant to this Agreement shall be given by the Agent and for greater certainty shall be expressly subject to SECTION 12.21(A).

12.22 APPOINTMENT OF NBD BANK. Each Lender hereby irrevocably confirms, and hereby agrees that it will require any Eligible Assignee of any of its interest in the Credit Documents to irrevocably confirm, the appointment of NBD Bank as its administrative, collateral and documentation agent in respect of the Security Documents mentioned in Paragraphs 5 and 6 only of SCHEDULE 4 hereto, the whole pursuant to and in accordance with the provisions of Article X of the Amended and Restated Credit Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                    SPORTRACK INTERNATIONAL INC.



                                    Per:

                                        -------------------------------------

                                    Per:
                                        -------------------------------------

                                    FIRST CHICAGO NBD BANK, CANADA, AS AGENT



                                    Per:
                                        -------------------------------------



                                    Per:
                                        -------------------------------------


                                    FIRST CHICAGO NBD BANK, CANADA



                                    Per:
                                        -------------------------------------



                                    Per:
                                        -------------------------------------


                                    THE CHASE MANHATTAN BANK OF CANADA



                                    Per:
                                        -------------------------------------



                                    Per:
                                        -------------------------------------


                                    THE BANK OF NOVA SCOTIA



                                    Per:
                                        -------------------------------------



                                    Per:
                                        -------------------------------------

                                   SCHEDULE 1

                             INDIVIDUAL COMMITMENTS



              LENDER                   INDIVIDUAL COMMITMENT (CAN. $)
              ------                   ------------------------------
                                                                 TOTAL
                                    REVOLVING                  INDIVIDUAL
                                     FACILITY   TERM FACILITY  COMMITMENT
                                    ----------  -------------  ----------
First Chicago NBD Bank, Canada      $1,400,000     $7,000,000  $8,400,000

The Chase Manhattan Bank of Canada  $1,400,000     $7,000,000  $8,400,000

The Bank of Nova Scotia             $1,200,000     $6,000,000  $7,200,000

                                 SCHEDULE 2

                             ADDRESSES FOR NOTICES


AGENT

To:   First Chicago NBD Bank, Canada
      161 Bay Street
      Suite 4240
      Toronto, Ontario
      M5J 2S1

      Attention: Lehong Zhang
      Fax No.:   (416) 363-7574


LENDERS

To:   First Chicago NBD Bank, Canada
      161 Bay Street
      Suite 4240
      Toronto, Ontario
      M5J 2S1

      Attention: Michael Tam
      Fax No.:   (416) 363-7574

      The Chase Manhattan Bank of Canada
      First Canadian Place
      100 King Street West
      Suite 6900
      Toronto, Ontario
      M5X 1A4

      Attention: Arun Barry
      Fax No.:   (416) 216-4161


      The Bank of Nova Scotia
      1002 Sherbrooke Street West
      Montreal, Quebec
      H3A 3M3

      Attention: Stephane Dupont
      Fax No.:   (514) 499-5504

BORROWER

To:   SportRack International Inc.
      700 Bernard Street
      Granby, Quebec
      J2Q 9H7

      Attention: President
      Fax No.:   (514) 777-3615

      with copies to:

      Advanced Accessory Systems, LLC
      Sterling Town Center
      12900 Hall Road
      Suite 2000
      Sterling Heights, Michigan
      U.S.A. 48313

      Attention: Chief Executive Officer
      Fax No.:   (810) 997-2900

      SportRack, LLC
      Sterling Town Center
      12900 Hall Road
      Suite 2000
      Sterling Heights, Michigan
      U.S.A. 48313


      Attention: Chief Executive Officer
      Fax No.:   (810) 997-2900

                                  SCHEDULE 2.5

                          TERM LOAN REPAYMENT SCHEDULE




YEAR             DATE                 TERM LOAN
----             ----                 ---------
1998            March 31               $534,726
                June 30                $534,726
              September 30             $534,726
              December 31              $657,714

1999            March 31               $657,714
                June 30                $657,714
              September 30             $657,714
              December 31              $862,692

2000            March 31               $862,692
                June 30                $862,692
              September 30             $862,692
              December 31            $1,026,675

2001            March 31             $1,026,675
                June 30              $1,026,675
              September 30           $1,026,675
              December 31            $1,026,675

2002            March 31             $1,026,675
                June 30              $1,026,675
              September 30           $1,026,675
              December 31            $1,026,675

2003            March 31             $1,026,675
                June 30              $1,026,675
               October 30            $1,020,773

                 Total              $20,000,000

                                   SCHEDULE 3

                              VARIABLE PERCENTAGES


The Variable Percentages shall be as follows:


                      REVOLVING FACILITY AND TERM FACILITY
--------------------------------------------------------------------------------

                                    Floating Rate       LIBOR Advances, Bankers'
                                   Advances and U.S.       Acceptances or BA
       Senior Debt Ratio          Base Rate Advances       Equivalent Notes
--------------------------------------------------------------------------------
Greater or equal to 4.0 to 1.0            1.75%                   2.75%
--------------------------------------------------------------------------------
Less than 4.0 to 1.0 and
greater than or equal to 3.5 to
1.0                                       1.50%                   2.50%
--------------------------------------------------------------------------------
Less than 3.5 to 1.0 and
greater than or equal to 3.0 to
1.0                                       1.25%                   2.25%
--------------------------------------------------------------------------------
Less than 3.0 to 1.0 and
greater than or equal to 2.5 to
1.0                                       1.00%                   2.00%
--------------------------------------------------------------------------------
Less than 2.5 to 1.0 and
greater than or equal to 2.0 to
1.0                                       0.75%                   1.75%
--------------------------------------------------------------------------------
Less than 2.0 to 1.0                      0.50%                   1.50%
================================================================================

                                   SCHEDULE 4

                               SECURITY DOCUMENTS


1. Liens under Section 427 of the Bank Act (Canada) in favour of each of the Lenders, over all Inventory and other Collateral to which such Section is applicable, of the Borrower.

2. Movable hypothec providing for Liens in favour of the Agent and each of the Lenders on all the Collateral of the Borrower.

3. Pledge agreement made by SportRack in favour of the Agent over 100 Class A common shares in the capital stock of the Borrower.

4. General Security Agreement providing for Liens in favour of the Agent over the Accounts, the Inventory and all other Collateral of the Borrower.

5. Security agreement made by SportRack in favour of NBD Bank, as agent for the Lenders, over all of the personal property of SportRack.

6. Security agreement made by Holdings in favour of NBD Bank, as agent for the Lenders, over all of the personal property of Holdings.

                                   SCHEDULE 5

                            FORM OF BORROWING NOTICE

                                     [Date]

First Chicago NBD Bank, Canada, as Agent
161 Bay Street
Suite 4240
Toronto, Ontario
M5J 2S1

Attention:

Dear Sirs:

     The undersigned, SportRack International Inc. (the "BORROWER"), refers to the First Amended and Restated Credit Agreement dated as of the 19th day of March, 1998 (the "CREDIT AGREEMENT", the terms defined therein being used herein as therein defined) among the Borrower, First Chicago NBD Bank, Canada, as agent, and the lenders which are parties thereto, and hereby gives you notice pursuant to Section 3.2 of the Credit Agreement that the Borrower hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "PROPOSED BORROWING") as required by Section 3.2 of the Credit Agreement:

     (i)    The Business Day of the Proposed Borrowing is   .
     (ii) The aggregate amount of the Proposed Borrowing is [insert currency, amount].
     (iii)  The type of Advance is a Floating Rate Advance or LIBOR
            Advance or U.S. Base Rate Advance under the [Revolving] or [Term] Facility.
     (iv)   The initial Interest Period for the LIBOR Advance is  .*

     The undersigned certifies that the conditions precedent under the Credit Agreement to the giving of this Notice and the making of the Accommodation contemplated hereby have been fully satisfied.
-----------
* Omit Clause (iv) if the Advance is not a LIBOR Advance.


                                           Yours truly,

                                           SPORTRACK INTERNATIONAL INC.



                                           By:
                                              --------------------------------
                                              Title:

                                   SCHEDULE 6

                            FORM OF ELECTION NOTICE


                                     [Date]


First Chicago NBD Bank, Canada, as Agent
161 Bay Street
Suite 4240
Toronto, Ontario
M5J 2S1

Attention:

Dear Sirs:

     The undersigned, SportRack International Inc. (the "BORROWER"), refers to the First Amended and Restated Credit Agreement dated as of the 19th day of March, 1998 (the "CREDIT AGREEMENT", the terms defined therein being used herein as therein defined) among the Borrower, First Chicago NBD Bank, Canada, as agent, and the lenders which are parties thereto, and hereby gives you notice pursuant to Section 3.4 of the Credit Agreement that the Borrower hereby [elects to convert Advances from one Type to another] or [elects an additional Interest Period for certain LIBOR Advances], and in that connection sets forth below the information relating to such election as required by Section 3.4 of the Credit Agreement:

     (i) The Business Day on which the conversion from one Type of Advance to another is to be made is [ ].*
     (ii) The type of Advance to be converted is [insert amount, currency and Type of Advance] under the [Revolving] or [Term] Facility.*
     (iii) The new Type of Advance selected is [ ].*
     (iv)  The initial Interest Period for the LIBOR Advance is [ ].**
     (v) The LIBOR Advance which is to be continued as a LIBOR Advance is [specify amount].***
     (vi) The current Interest Period for such LIBOR Advance expires on [specify date].***
     (vii) The additional Interest Period selected for such LIBOR Advance is [ ].***

     The undersigned certifies that the conditions precedent under the Credit Agreement to the giving of this Notice and the making of the Accommodation contemplated hereby have been fully satisfied.

-----------
* and ** Omit Clauses (i), (ii), (iii) and (iv) if the election does not involve a conversion of a Type of Advance.

** Omit Clause (iv) if the conversion of Type of Advance does not involve a conversion to a LIBOR Advance.

*** Omit Clauses (v), (vi) and (vii) if the election does not involve the selection of an additional Interest Period for a LIBOR Advance.

                                           Yours truly,

                                           SPORTRACK INTERNATIONAL INC.



                                           By:
                                              -----------------------------
                                              Title:

                                   SCHEDULE 7

                             FORM OF DRAWING NOTICE

                                                            [Date]

First Chicago NBD Bank, Canada, as Agent
161 Bay Street
Suite 4240
Toronto, Ontario
M5J 2S1

Attention:

Dear Sirs:

     The undersigned, SportRack International Inc. (the "BORROWER"), refers to the First Amended and Restated Credit Agreement dated as of the 19th day of March, 1998 (the "CREDIT AGREEMENT", the terms defined therein being used herein as therein defined) among the Borrower, First Chicago NBD Bank, Canada, as agent, and the lenders which are parties thereto, and hereby gives you notice pursuant to Section 4.2 of the Credit Agreement that the Borrower hereby requests a Drawing under the Credit Agreement, and in that connection sets forth below the information relating to such election as required by Section
4.2 of the Credit Agreement:

     (i)   The Business Day of the Proposed Drawing is [ ].
     (ii) The aggregate Face Amount of Drafts to be accepted and BA Equivalent Notes to be purchased is [insert amount in Canadian dollars] under the [Revolving] or [Term] Facility.
     (iii) The contract maturity date for such Drafts and BA Equivalent Notes is [ ] (days).

     The undersigned certifies that the conditions precedent under the Credit Agreement to the giving of this Notice and the making of the Accommodation contemplated hereby have been fully satisfied.


                                           Yours truly,


                                           SPORTRACK INTERNATIONAL INC.



                                           By:
                                              -------------------------------
                                              Title:

                                   SCHEDULE 8

                              ASSUMPTION AGREEMENT



                     THIS AGREEMENT made the [] of [, 199.]


TO:      []
         (the "BORROWER")

AND TO:  []
         (collectively, the "LENDERS")

AND TO:  First Chicago NBD Bank, Canada, as agent for the Lenders
         (the "AGENT")


     WHEREAS the Borrower, First Chicago NBD Bank, Canada, and the other Lenders who are parties thereto (collectively, the "LENDERS") and First Chicago NBD Bank, Canada, as agent for the Lenders, entered into a first amended and restated credit agreement dated as of the 19th day of March, 1998 (the "CREDIT AGREEMENT");

     AND WHEREAS the Credit Agreement contemplates that any Lender may, subject to the provisions of the Credit Agreement, assign all or any part of its respective interest in the Credit Facilities to an Assignee;

     AND WHEREAS SECTION 11.8 of the Credit Agreement provides that the assigning Lender must, upon the assignment of all or any part of an interest in the Credit Facilities, deliver an executed assumption agreement to the Borrower and the Agent (with sufficient copies for distribution to the Lenders) pursuant to which the Assignee shall assume the obligations and agree to be bound by all the terms and conditions of the Credit Agreement.

     NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the covenants herein contained and the mutual covenants contained in the Credit Agreement, the undersigned hereby agrees as follows:

1. DEFINITIONS. In this Agreement, unless otherwise provided, all capitalised terms shall have the meanings respectively ascribed thereto in the Credit Agreement.

2. ASSUMPTION OF OBLIGATIONS. The undersigned hereby undertakes and agrees to assume, perform and discharge, from and after the date hereof, all duties, obligations, covenants and agreements of a Lender in accordance with the terms contained in the Credit Agreement and to be bound by the terms of the Credit Agreement in all respects as if the undersigned were a signatory thereto to the extent of the amount of the Individual Commitment assigned by [] to the undersigned, being [].

3. NOTICES. The address and facsimile number for Notices to the undersigned pursuant to the Credit Agreement shall be as set out below.

4. SUCCESSORS AND ASSIGNS. The terms of this Agreement shall be binding upon the undersigned and its successors and assigns and shall enure to the benefit of the Borrower, the Agent, the Lenders, the undersigned and their respective successors and permitted assigns.

   IN WITNESS WHEREOF this Agreement has been duly executed.



                                           [ ]



                                           By:
                                              ------------------------------
                                              Authorised Signing Officer



                                           Notices to:



                                           Attention:
                                           ---------------------------------
                                           Fax No.: ( )

                                   SCHEDULE 9

                               LANDLORD'S LETTER


NAME OF OWNER OF REAL PROPERTY
                              --------------------------------------------------
                                                                (the "LANDLORD")

ADDRESS OF REAL PROPERTY
                        --------------------------------------------------------

--------------------------------------------------------------------------------
                                                                (the "PREMISES")



TO:  First Chicago NBD Bank, Canada
     acting as Agent for certain lenders,
     including First Chicago NBD Bank, Canada as a lender


     The Landlord is the owner of the Premises and has entered into a lease
transaction (the "LEASE") with [   ] (the "COMPANY") pursuant to which the
Company has acquired a leasehold interest in all or a portion of the Premises.

     First Chicago NBD Bank, Canada, is acting as Agent (in such capacity, the "AGENT") for certain lenders (the "LENDERS"), including First Chicago NBD Bank, Canada, as a Lender, who will be providing a term acquisition facility and a revolving facility (collectively, the "CREDIT FACILITIES") to the Company. As security for the Credit Facilities, the Company has granted to the Agent, for the benefit of itself and the Lenders, a security interest in, among other things, all inventory and accounts, and general intangibles and books and records of the Company related thereto including, without limitation, all such inventory, accounts, general intangibles and books and records of the Company related thereto which are now, or in the future may become, located at, installed in, associated with or affixed to, the Premises (the "COLLATERAL").

     As an inducement for the Agent and the Lenders to enter into such financing transactions, in consideration of the Landlord, on the one hand, and the Company, on the other hand, entering into the leases, agreements and arrangements in connection with the Premises and for other good and valuable consideration, the receipt and sufficiency of which each of the Landlord and the Company hereby acknowledges, EACH OF THE LANDLORD AND THE COMPANY HEREBY AGREES AS FOLLOWS:

1. The Collateral may be stored, placed, kept, utilized and/or located at or associated with the Premises and shall not be deemed a fixture or part of any immovable property but shall at all times be considered movable property, whether or not any of the Collateral becomes so related to any immovable property that an interest therein arises under law.

2. Until such time as the Credit Facilities have terminated and all of the indebtedness, liabilities and obligations of the Company to the Agent and Lenders are indefeasibly paid, performed and satisfied in full, the Landlord disclaims any interest in the Collateral, confirms that it has no lien, hypothec, prior claim or security interest therein, and agrees not to levy or distrain upon any of the Collateral or to assert any claim against the Collateral.

3. The Agent, including its officers, employees and representatives, and any agent, receiver, manager, receiver and manager, monitor, trustee, liquidator or similar official acting on behalf of the Agent or the Lenders (each a "Receiver"), shall have access to and may enter upon the Premises at any time and from time to time during normal business hours to inspect, take possession of, preserve, protect, repair, process, use, maintain, sell, lease, dispose of, liquidate or remove the Collateral.

4. The Lease is in full force and effect and, to the best of the Landlord's knowledge, the Company is not in default under the Lease. The Landlord agrees to provide the Agent, for the benefit of itself and the Lenders and any Receiver, with written notice of any default or claimed default by the Company under the Lease upon or as soon as practicable after becoming aware thereof and, prior to termination of the Lease, to permit the Agent, on behalf of itself and the Lenders, and any Receiver, the same opportunity, without obligation, to cure or cause to be cured such default as is granted the Company under the Lease.

5. The Landlord will permit the Agent and any Receiver to remain on the Premises for a period of up to one-hundred and fifty (150) days following receipt by the Agent of written notice from the Landlord that the Landlord has terminated the Lease, subject, however, to the payment to the Landlord by the Agent, on behalf of the Lenders, or by the Receiver, as the case may be, of the rent and other monetary amounts due under the Lease for the actual period of occupancy by the Agent or the Receiver, as the case may be, prorated on a per diem basis determined on the basis of a thirty (30) day month. The Agent's and Receiver's right to occupy the Premises under the preceding sentence shall be extended for any time period during which the Agent or Receiver is prohibited from selling the Collateral or any part thereof due to the imposition of the automatic stay by the filing of bankruptcy proceedings by or against the Company or by the Company proposing an arrangement under the Companies' Creditors Arrangement Act (Canada) or any similar legislation.

6. Notwithstanding any other provision of this agreement, none of the Agent, Receiver or any Lender shall be under any obligation to make any payment or cure any default by the Company under the Lease.

7. This agreement shall enure to the benefit of the Agent, the Lenders and any Receiver, and each of their respective successors and assigns, and shall be binding upon the Company and the Landlord, and each of their respective successors and assigns.

8. Neither the Company nor the Landlord shall amend, modify, add to or terminate this agreement without the prior written consent of the Agent.

9. All notices to the Agent hereunder shall be in writing and shall be personally delivered to an officer or other responsible employee of the Agent or sent by facsimile, charges prepaid, at or to the address or facsimile number, as the case may be, set out below, or at or to such other address or addresses or facsimile number or numbers as the Agent may from time to time designate to the Landlord and the Company. Any communication which is personally delivered as aforesaid shall be deemed to have been validly and effectively given on the date of such delivery, if such date is a business day in Montreal, Quebec (a "Business Day") and such delivery was made during normal business hours of the Agent; otherwise, it shall be deemed to have been validly and effectively given on the Business Day next following such date of delivery. Any communication which is transmitted by facsimile as aforesaid shall be deemed to have been validly and effectively given on the date of transmission if such date is a Business Day and such transmission was made during normal business hours of the Agent; otherwise, it shall be deemed to have been validly and effectively given on the Business Day next following such date of transmission.

10. The parties hereto have requested that this agreement and all documents relating thereto be drafted in the English Language. Les parties soussignees ont exige que cette convention et tous documents y relatifs soient rediges en langue anglaise.




                                    First Chicago NBD Bank, Canada




                                    Attention:
                                    -------------------------------------

                                    Telecopier No.:  ( )


      DATED this            day of                , 199 .
                 ----------        ---------------

                                                 LANDLORD

                                                 By:
                                                    ----------------------

                                                 Title:



                                                 By:
                                                    ----------------------

                                                 Title:

                                  SCHEDULE 10

                              DEPOSITARY'S LETTER



[DEPOSITARY]

[ADDRESS]



Gentlemen:

     The undersigned, [ ] (the "COMPANY"), has from time to time in the past delivered and/or may from time to time in the future deliver certain inventory or other goods owned by it (the "GOODS") to you for storage, deposit, processing or use at your facilities located at the address shown above.

     First Chicago NBD Bank, Canada, is acting as Agent (in such capacity, the "AGENT") for certain lenders (the "LENDERS"), including First Chicago NBD Bank, Canada, as a Lender, who will be providing a term acquisition facility and revolving facility (collectively, the "CREDIT FACILITIES") to the Company. The Credit Facilities will be secured by a hypothec and a security interest in, among other things, all accounts and inventory of the Company, including, without limitation, the Goods.

     The Company has agreed that the Agent's hypothec and security interest in the Goods, for the benefit of itself and the Lenders and the Lenders' hypothec in the Goods shall rank prior to all other liens, prior claims, claims, hypothecs and interests including, without limitation, any hypothecs under the Civil Code of Quebec or other similar legislation. Until such time as the Credit Facilities have terminated and all of the indebtedness, liabilities and obligations of the Company to the Lenders have been indefeasibly paid, performed and satisfied in full, you disclaim any interest in the Goods, confirm that you have no lien, prior claim, claim, hypothec or security interest in any of the Goods and agree not to levy or distrain on any of the Goods or to assert any claim against any of the Goods, regardless of whether any such Goods are installed in, affixed to or commingled with any other goods, materials or substances, or manufactured, processed, assembled or otherwise dealt with so as to result in any change to such Goods whatsoever.

     To protect the Agent's hypothec and security interest in the Goods, for the benefit of itself and the Lenders, and the Lenders' hypothec in the Goods, if you issue storage receipts or other documents or title which evidence any Goods now or hereafter delivered by the Company to you, you will make those documents non-negotiable and clearly note on them that they are non-negotiable. If at any time the Agent requests copies of any such documents, you agree to provide them to it.


     Until further notice, you may release any of the Goods to any authorised agent of the Company upon the Company's request. However, upon written direction from the Agent, you agree not to deliver the Goods to the Company or its designated agent and, instead, you agree to hold the Goods subject to the Agent's further direction and to deliver the Goods as may be directed by the Agent. The Agent, including its officers, employees and representatives, and any agent, receiver, manager, receiver and manager, monitor, trustee, liquidator or similar official acting on behalf of the Agent or the Lenders (each, a "RECEIVER") shall have access to the Goods at any time and from time to time during normal business hours to inspect, take possession of, preserve, protect, repair, process, use, maintain, sell, lease, dispose of, liquidate or remove the Goods.

     The Company agrees that it will continue to pay all storage, processing or manufacturing expenses related to the storage and/or processing of the Goods upon its agreed terms with you. The Company further agrees that you shall have no liability to the Company if you comply with any written direction from Agent. Any failure of the Company to pay any of the foregoing expenses shall not affect any of your obligations to the Agent hereunder.

     All notices to the Agent hereunder shall be in writing and shall be personally delivered to an officer or other responsible employee of the Agent or sent by facsimile, charges prepaid, at or to the address or facsimile number, as the case may be, set out below, or at or to such other address or addresses or facsimile number or numbers as the Agent may from time to time designate. Any communication which is personally delivered as aforesaid shall be deemed to have been validly and effectively given on the date of such delivery, if such date is a business day in MONTReAL, QUeBEC ("BUSINESS DAY") and such delivery was made during normal business hours of the Agent; otherwise, it shall be deemed to have been validly and effectively given on the Business Day next following such date of delivery. Any communication which is transmitted by facsimile as aforesaid shall be deemed to have been validly and effectively given on the date of transmission if such date is a Business Day and such transmission was made during normal business hours of the Agent; otherwise, it shall be deemed to have been validly and effectively given on the Business Day next following such date of transmission.

                                    First Chicago NBD Bank, Canada





                                    Attention:
                                    -------------------------------------

                                    Telecopier No.:  ( )


     Neither we nor you shall amend, modify, add to or terminate this agreement without the prior written consent of the Agent.



     Please confirm receipt of this letter and your agreement to the instructions and other terms contained herein by signing the enclosed copy of this letter as indicated and returning it to us as soon as possible. Your agreement hereto shall enure to the benefit of the Agent, the Lenders and any Receiver, and each of their respective successors and assigns, and shall be binding upon you and your successors and assigns.

     The parties hereto have requested that this agreement and all documents relating thereto be drafted in the English language. Les parties soussignees ont exige que cette convention et tous documents y relatifs soient rediges en langue anglaise.


                                                 Yours very truly,



                                                 By:
                                                    --------------------------

                                                 Title:


ACKNOWLEDGED AND AGREED TO this       day of           , 199 .
                                -----        ----------
[DEPOSITARY]


By:
   ------------------------------

Title:

                               EXHIBIT 6.1(4)(A)

               to the First Amended and Restated Credit Agreement
                           dated as of March 19, 1998
                among SportRack International Inc., as borrower,
                 First Chicago NBD Bank, Canada, as agent, and
                        First Chicago NBD Bank, Canada,
                       The Chase Manhattan Bank of Canada
                    and The Bank of Nova Scotia, as lenders


              LOCATIONS WHICH ARE NOT REAL ESTATE OF THE BORROWER


Location Address:    700 Bernard Street
                     Granby, Quebec
                     J2G 9H7


Name of Landlord:    Societe Immobiliere Enertech Inc.


Name of Sub-Lessee:  Bell Sports Canada Inc.


Landlord's Address:  448 Edward Street
                     Granby, Quebec
                     J2G 2Z8

                               EXHIBIT 6.1(4)(B)

               to the First Amended and Restated Credit Agreement
                           dated as of March 19, 1998
               between SportRack International Inc., as borrower,
                 First Chicago NBD Bank, Canada, as agent, and
                        First Chicago NBD Bank, Canada,
                       The Chase Manhattan Bank of Canada
                    and The Bank of Nova Scotia, as lenders


                LOCATIONS WHICH ARE REAL ESTATE OF THE BORROWER




                                      NONE

                                 EXHIBIT 6.1(7)

               to the First Amended and Restated Credit Agreement
                           dated as of March 19, 1998
               between SportRack International Inc., as borrower,
                 First Chicago NBD Bank, Canada, as agent, and
                        First Chicago NBD Bank, Canada,
                       The Chase Manhattan Bank of Canada
                    and The Bank of Nova Scotia, as lenders


                         BANK ACCOUNTS OF THE BORROWER




National Bank of Canada
193 rue Principale
Granby, Quebec
J2G 2V5


Transit #:        0205-1

CDN $ Accounts #:  1-822-28
                  1-918-20

U.S. $ Account #:  117-68